Pantheon Global Code of Ethics

Last Updated March 2017

1.	About the Code of Ethics

A.	Overview

This Global Code of Ethics (“Code”) describes important policies concerning the personal conduct responsibilities of Pantheon Associates (as defined in the “Certification” section below) of the Pantheon Group1 (“Pantheon”) that are intended to address certain ethical, legal and regulatory requirements. Associates are required to read and become knowledgeable about the Code and adhere to both the principles and specifics of these policies, as well as all applicable laws, regulations and rules. Failure to do so may have adverse consequences as discussed below under “Consequences for Violating the Code.”

The continued success of Pantheon depends upon its relationships with its clients, investors and portfolio fund managers and its excellent reputation as an organization with integrity and ethical conduct in all of its dealings. Pantheon is committed to maintaining its tradition of ethical conduct and, to this end, Pantheon requires high ethical behavior as well as strict adherence to applicable legal and regulatory requirements from its Associates.

In addition to the Code, Pantheon Associates must also abide by the respective Compliance Manual applicable to such Associate. The Code, along with the relevant Compliance Manual, does not, however, represent the totality of Compliance responsibilities. Associates may be required to comply with other policies and procedures generally or more specifically as relates to their particular role or responsibilities.

Some U.S.-based Pantheon Associates are also Registered Representatives (“RRs”) of Pantheon Securities, LLC (“Pantheon Securities”). Accordingly, these Associates are also subject to the Pantheon Securities Written Supervisory Procedures and Compliance Manual (“WSPs”), as well as applicable federal and state securities laws and regulations and Financial Industry Regulatory Authority (“FINRA”) rules.

1	Pantheon Group refers to the subsidiaries and subsidiary undertakings of AMG London Holdings Corp. It is comprised of operating entities principally based in the US (San Francisco and New York), UK (London), Hong Kong and Guernsey. Pantheon Ventures Inc. and Pantheon Ventures (US) LP are, inter alia, registered as investment advisors with the U.S. Securities and Exchange Commission (“SEC”). Pantheon Securities, LLC is an SEC registered Broker Dealer and FINRA member located in the U.S. Pantheon Ventures (UK) LLP is authorised and regulated by the Financial Conduct Authority (FCA) in the United Kingdom. Pantheon Ventures (HK) LLP is regulated by the Securities and Futures Commission in Hong Kong. Pantheon Ventures (Guernsey) Ltd and a number of other Pantheon entities incorporated in Guernsey are regulated by the Guernsey Financial Services Commission.

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Where this Code requires Associates (and thus RRs of Pantheon Securities) to contact, report to, receive approval from, or otherwise engage with Pantheon’s Senior Management, Legal and Compliance Team, Risk Team, Information Security Officer/IT, or any other applicable Pantheon officer, group or committee, in connection with their business- or non-business-related activities, the RRs must also, to the extent applicable to the securities business of Pantheon Securities, contact, report to, receive approval from, or otherwise engage with Pantheon Securities’ Chief Executive Officer, Chief Compliance Officer, or other respective supervising principals, as applicable. This obligation may be satisfied to the extent Pantheon Securities or an appropriate Pantheon Securities principal (i) is involved with and participates in the applicable Pantheon group or committee, (ii) serves in the role of the applicable Pantheon position to which Associates must report pursuant to this Code, or (iii) otherwise has access to such information and/or the information systems that record and maintain records of such contact, reports, approvals, or engagements.

This Code is implemented and supervised by the Compliance Team. Any questions regarding this Code and any uncertainties or problems relating to compliance must be directed to the Compliance Team whose responsibility it is to ensure that this Code (and the policies referenced herein) are kept up-to-date.

B.	Certification

This Code (and the policies referenced herein) must be followed by all “access persons”, namely those persons who have access to information regarding investment decisions, transactions and portfolio holdings. Unless the Compliance Team otherwise agrees, “access persons” would include all officers, partners and employees of Pantheon, as well as any interns, consultants or self-employed contractors (together “Associates”). The Compliance Team may designate additional persons as “access persons” (Associates) or exclude persons as “non-access persons”, should it be deemed appropriate, in relation to all or part of this Code.

All Pantheon Associates (except contractors employed for a period not to exceed 90 days, subject to the discretion of the Head of Compliance/Chief Compliance Officer (“CCO”)) are required to certify, via Compliance 11 (“C11”), no later than 10 days after their start date and annually thereafter that they (1) received a copy of the Code and

(2) agree to comply with its terms.

The individuals described above are also required annually to certify information concerning their personal security accounts, personal securities transactions and other information as described in this Code of Ethics. All certifications and reporting required under the Code shall be made via the Compliance 11 system.

2.	Conflicts of Interest

Pantheon has an affirmative duty of care, loyalty, honesty, good faith and fair dealing to act in the best interests of our clients/investors. Compliance with this duty requires that we avoid conflicts of interest to the best of our ability. Should any conflict or potential conflict arise with respect to any client/investor, all material facts and details must be promptly disclosed to your manager and the Compliance Team. Under no circumstances should your interests or the interests of Pantheon be placed above the interests of our clients/investors.

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It is important to note that potential conflicts of interest often arise in the ordinary course of business. Pantheon’s policies are focused on the identification and management of these potential conflicts in order to minimize the risk of prejudicing our clients and investors.

Conflicts that are not appropriately managed may harm clients/investors. Even the appearance of a potential conflict that has not been appropriately managed may damage Pantheon’s reputation.

Although it may not be possible to foresee every potential conflict of interest that may arise, you should be sensitive to actual or potential conflicts and bring them to the attention of your supervisor and seek the advice of the Compliance Team when confronted with any conflict of interest issues.

For further information, please refer to Pantheon’s Conflicts of Interest Policy which is available on the Legal sub-site of the Pantheon intranet.

3.	Confidentiality

Confidentiality is another fundamental duty we owe to our clients / investors, as well as to our fellow Associates. You must protect and maintain the confidentiality of sensitive, proprietary, non-public and/or personal information which may come into your possession regarding Pantheon, its Associates, clients/investors, fund managers, co-investors, service providers, vendors and any other persons or entities with whom we transact. You must not disclose such information to any persons or entities outside of Pantheon without prior authorization from Pantheon or unless mandated by law or regulation.

If you become aware that the security of any confidential, sensitive, proprietary, non-public or personal information may have been compromised, lost or stolen, you must promptly report the matter to the Compliance Team and Information Security Officer.

Please refer to Annex A for additional details on Pantheon’s Confidentiality policy. Pantheon also maintains standalone Information Security, Cybersecurity, Data Protection, Portfolio Holdings and Privacy policies, all available on the Pantheon Intranet. The Confidentiality Policy is also complemented by the Insider Trading and Market Abuse / Conduct and Information Barrier Policy, both of which are Annexes to this Code.

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4.	Communications with Media

Pantheon also aims to maintain its continued good reputation and ensure positive relations with the Media. Pantheon has appointed a Global Head of Marketing and Communications who has primary responsibility for all communications with the Media, and for setting Pantheon’s Communications with Media Policy. In accordance with Pantheon’s Media Policy, a copy of which is available on the Client Services sub-site on Pantheon’s intranet, all communications are restricted to those individuals authorized to speak with the Media.

Please refer to the Client Services sub-site on Pantheon’s intranet for Pantheon’s Communications with Media Policy.

5.	Insider Trading & Market Conduct/Abuse

From time-to-time, Associates may come into possession of material, non-public information (“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a regulated market or a Multilateral Trading Facility2; or to financial instruments traded on an Organised Trading Facility or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your conversations with clients, fund managers and other counterparties who are, or are affiliated with, public companies. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security.

Pantheon has adopted an Insider Trading Market & Conduct/Abuse Policy, set out at Annex B. The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse. This policy outlines what constitutes insider trading/market abuse, the associated penalties and how any suspected instances of insider trading/market abuse should be disclosed to Compliance for investigation. It remains the responsibility of Senior Management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International, PLC, a company quoted on the London Stock Exchange, and Pantheon Ventures (US) LP’s status as investment adviser to funds offering periodic redemptions/limited liquidity.

2	An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract

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6.	Personal Trading

In order to ensure that you trade in your personal investment accounts lawfully and in a manner that avoids actual or potential conflicts between your interests and the interests of Pantheon and our clients (as noted above), you must report certain securities transactions and holdings to the Compliance Team through the C11 system.

The information below summarizes some of the more significant requirements that apply to the personal trading activity of you, your family members and other financial dependents:

•	You must disclose certain investment accounts;

•	You must submit initial, periodic and annual holdings reports and trade confirmations within the period set forth in Annex C, subject to certain exceptions;

•	You must obtain prior approval for certain securities transactions;

•	You may not trade securities that are included on Pantheon’s Restricted List;

•	You are prohibited from purchasing a security you have sold in the previous 60 days, or selling a security you have purchased in the previous 60 days;

•	You may not sell a security that is a Pantheon portfolio company (direct or indirect) until it ceases to be held by Pantheon’s funds and clients;

•	You must obtain prior approval before entering into any private securities transaction, such as a limited partnership or private placement.

Please see Annex C for additional details on Pantheon’s Personal Trading Policy.

7.	Outside Business Activities

In order to avoid possible conflicts of interest, Pantheon Associates may not engage in certain Outside Business Activities (“OBAs”) without the prior approval of the Compliance Team, and, if applicable, the Senior Management. This includes, but is not limited to, employment with, or acceptance of compensation for services (including commission, profit participation, etc.) from any person other than Pantheon, and serving in certain investment advisory or fiduciary capacities and positions with charitable, civic, religious, educational or fraternal organizations.

OBAs must be pre-cleared for approval by an Associate’s manager and Compliance Team. They must be disclosed via C11.

Please see Annex D for additional details on Pantheon’s Outside Business Activities Policy.

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8.	Training and Education

The Compliance Team will provide you with training and education regarding the Code of Ethics on a periodic basis. Associates should make every effort to attend any training sessions and/or read any applicable training materials provided by the Compliance Team, and when required promptly confirm completion via the required method (email, sign in sheet, C11, etc.). Please refer to your jurisdiction’s applicable Compliance Manual for further details on Training and Education.

9.	Recordkeeping

Pantheon and its Associates are required to prepare and maintain certain books and records related to Pantheon’s business. Please see Annex E for additional details and a list of the books and records to be maintained by Pantheon.

10.	Reporting of Violations, Breaches and Errors, and Whistleblowing

Pantheon’s policy on Reporting of Violations, Breaches and Errors, and Whistleblowing covers breaches of law, regulation, Pantheon regulatory policy and errors (including this Code and the related policies and guidelines referenced in it).

All potential violations, breaches and errors must be reported to Risk, who maintain a central register. The Compliance Team will determine if any reported items constitute a Compliance breach and will add these to the Compliance Breach register, as determined by the CCO. Where necessary, it is the responsibility of the Compliance Team to report details of the breach or error to senior management and, where necessary, to the appropriate regulator.

Pantheon’s whistleblowing procedures are designed to encourage individuals to disclose dangerous, potentially unethical, or illegal activities through appropriate channels and without fear of reprisal or retaliation. This will give Pantheon the opportunity to investigate any concerns before they become more serious problems that might damage Pantheon’s reputation through negative publicity, regulatory investigation, and fines.

Please see Annex F for additional details on Pantheon’s policy on Reporting of Violations, Breaches and Errors, and Whistleblowing.

11.	Information Barrier

With respect to Affiliated Managers Group (“AMG”), there exists an information barrier with Pantheon for Pantheon’s offices, information, and systems.

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AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not inadvertently access Pantheon’s IT system or any hard copy files during that time.

To facilitate this arrangement, under no circumstances should any Pantheon officers or employees discuss with, or otherwise disclose to, any AMG officers or employees any material non-public (insider) or price-sensitive information in relation to Pantheon International, PLC or any other entity named on Pantheon’s restricted list.

Please see Annex G for additional details on Pantheon’s Information Barrier policy.

12.	Anti-Money Laundering

Pantheon has adopted a global Anti-Money Laundering (“AML”) policy that applies to all Associates. This AML Policy also applies to Pantheon clients/investors in Pantheon Funds and also to portfolio investments by clients of Pantheon/Pantheon Funds. Additionally, the policy also covers Sanctions checks. Associates will be given appropriate training to make sure they understand how the law applies to them and to explain their roles and obligations in respect to AML.

Please see Annex H for additional details on Pantheon’s AML policy.

13.	Gifts and Entertainment

It is Pantheon’s policy to earn business based on the quality of our products and services and to select and manage our fund managers and other service providers on the same basis. Accordingly, you should not provide or solicit gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment or in return for any business, service or confidential information.

Please see Annex I for more details on Pantheon’s Gifts and Entertainment Policy, including reporting requirements for specific clients.

14.	Anti-Bribery & Corruption (“ABC”)

Pantheon is committed to adhering to the highest standards of business conduct, compliance with the law and regulatory requirements and best practice. To that end, Pantheon has adopted its Anti-Bribery & Corruption (“ABC”) policy to ensure compliance with anti-bribery and corruption laws and to demonstrate its commitment to preventing bribery, and establishing a zero-tolerance approach to bribery in all parts of the organization’s operations. Bribery and corruption are expressly prohibited.

Please see Annex J for additional details on Pantheon’s ABC policy.

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15.	Fraud Prevention

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud. If an Associate suspects that activities constituting fraud are being undertaken, these suspicions must be immediately reported directly to the Legal and Compliance Team for investigation. All such reports will be treated in the strictest confidence.

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out fraud or attempted fraud will be subject to internal Pantheon disciplinary procedures as well as possible criminal prosecution. If convicted, an Associate is liable to imprisonment or a fine, or both. In addition, regulators may take action against the Associate, including potentially barring the Associate from working in the financial services sector again as matters of fraud call to question an Associate’s fitness, propriety, and probity.

Please see Annex K for Pantheon’s Fraud Prevention Policy.

16.	Pay to Play

Pantheon respects the rights of Pantheon Associates to lawfully participate in the political process and make personal contributions to candidates of their choice for U.S. federal, state or local office. When a Pantheon Associate chooses to participate in the political process, he or she must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elective office of a U.S. local, state, or political subdivision thereof (hereafter a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

Under U.S. federal, state and local laws, referred to as “pay to play” laws, political contributions by Pantheon Associates could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. Failure to comply with these laws may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates are considered “Covered Associates” under the Rule.

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If you have any questions about a political contribution that you would like to make, or a political activity you are considering, please contact the Legal and Compliance Team. Please see Annex L for additional details on Pantheon’s Pay to Play Policy.

17.	Administration of the Code

A.	Exceptions to the Code

Exceptions to the Code may be granted only in very limited circumstances. You must submit a written request for an exception to the Head of Compliance/Chief Compliance Officer describing the nature of the exception and the reason it is being sought.

B.	Restriction on Use of the Code

The Code of Ethics is intended for the use of Associates in connection with their job-related duties. However, copies (or excerpts) of the Code may be requested by clients or prospects or other outside persons or entities on occasion. You may provide copies of the Code (excluding the Annexes) in read-only format to external persons provided that you notify the Compliance Team in advance thereof. Additionally, separate permission is specifically required if you intend to include the detailed policy Annexes along with the Code.

C.	Amendments to the Code

Compliance may provide you with amendments to the Code from time-to-time, in addition to the Annual Certification. You are responsible for reading and certifying (on C11) that you will comply with the terms of these amendments.

18.	Consequences for Violations

Violations of the requirements set forth in the Code, Compliance Manual, WSP’s or policies, may result in the imposition of sanctions on the Associate(s) as deemed appropriate under the circumstances. These sanctions may include, but are not limited to, the following:

•	Verbal or written warning or reprimand;

•	Enhanced Supervision;

•	Probation;

•	Suspension of privileges;

•	Restitution;

•	Fines as permitted by law; and

•	Termination of employment for cause.

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Further, breaches to the Code and other related Pantheon policies may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which may therefore impact an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any violation to civil, criminal, or regulatory authorities as appropriate or required by law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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Pantheon Confidentiality and Privacy Policy

Last Updated March 2017

Applicability

This policy applies to all Pantheon Associates.

Confidentiality

Confidentiality is a fundamental duty we owe to our clients and managers of portfolio investments, as well as to Pantheon and our fellow Associates. Pantheon requires that all Associates protect and maintain the confidentiality of sensitive, proprietary, non-public and / or personal information which may come into their possession regarding Pantheon, its Associates, clients, fund managers, co-investors, service providers, vendors and any other persons or entities with whom we transact. This includes internal Pantheon corporate and other proprietary information as well as other commercially sensitive information received in the ordinary course of business. These requirements are obligatory and arise largely from the following sources:

•	Sound business practice;

•	Duty as agent for the client or investor;

•	Specific confidentiality undertakings given to portfolio fund managers or vendors in connection with investment activity, e.g. obligations appearing in non-disclosure agreements (“NDAs”) or portfolio fund limited partnership agreements;

•	Specific confidentiality agreements with clients, investors and other third parties into which Pantheon may enter into from time to time;

•	Specific agreements executed between Associates and Pantheon;

•	Legal and regulatory requirements, including Market Abuse / Insider Trading regulations and Privacy / Data Protection regulations.

Confidential Information includes, but is not limited to, information about Pantheon’s;

•	Business strategies and development plans;

•	Product design and / or distribution plans, and the identity and nature of arrangements with potential business partners;

•	Confidential client / investor information such as holdings, strategies, fee rates;

•	Information relating to Pantheon funds or separate account programs, including portfolio investments of such Pantheon funds or separate account programs;

•	Performance data and track records;

•	Financial data relating to Pantheon including both results and projections; and

•	Legal posture, strategies or proceedings.

Confidential Information also includes but is not limited to personal data of Associates and that of customers, clients, and suppliers. This includes information relating to a living individual who can be identified from that data (or from that data and other information in our possession), for example, a name, address or date of birth personally identifiable financial information such as an individual customer’s account balance, and the mere fact that the individual is or has been a customer of Pantheon.

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Unless the information communicated to Pantheon Associates is clearly in the public domain, all confidential information at Pantheon shall be treated as such. Any unauthorized access to such information could result in fraud or other abuses of such information.

The following restrictions apply to Associates regarding Confidential Information, except as permitted by this Policy:

•	Associates may not discuss Confidential Information with persons outside Pantheon (including, but not limited to, the public, clients, suppliers, friends and family – including spouse, significant others, children and parents);

•	Associates should not read or work on Confidential Information in public places (including on the train / tube, business centers in hotels) unless codes are in place to disguise identities;

•	Associates should not hold discussions which may touch on Confidential Information in public (including taxis). Associates must be careful of eavesdroppers when discussing confidential issues in an open or non-secure environment;

•	Code names should be used for any projects involving public companies (including e-mails); restrictions should be placed on file and folder access, and discussions about projects should so far as is practicable, not take place outside closed door meetings rooms or the offices of Associates working on the deal in question. Attendance at such meetings should be limited to the deal team;

•	As a general rule, the dissemination of such information internally within Pantheon should be restricted only to those who have a “need to know” in order to facilitate a particular task or strategic project;

•	Pantheon-related documents may not be sent to personal email accounts, unless the Associate is unable to access the Pantheon IT system remotely and has the express permission of his/her line manager or such action is otherwise business critical. Associates must delete such emails from their personal email accounts after forwarding the emails back to Pantheon to ensure they are not lost;

•	An Associate who uses a personal email account or computer for Pantheon business may be subject to regulatory recordkeeping requirements and access to such an account or computer may be required by a Regulator;

•	Pantheon Associates who are registered representatives of Pantheon Securities, LLC (“Pantheon Securities”) are prohibited from using their personal emails / text messages for business purposes without exception;

•	Any Associate with access to personal information about other members of staff, or other individuals must at all times keep such information confidential, using it only for authorized purposes as required by the duties of such Associate. Associates must comply with applicable laws, rules and regulations concerning privacy / data protection by taking adequate precautions to protect any personal data relating to living individuals, whether suppliers, other members of staff or customers or clients, against accidental or unauthorized disclosure, loss or modification and by not using any personal data unless such use is lawful.

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Associates who may have questions as to what constitutes Confidential Information, or to whom such information may be disclosed inside or outside Pantheon, should contact Pantheon’s Legal and Compliance Team.

Disclosure of confidential information by an Associate is permitted, if it is made:

•	in the ordinary course of the functions and duties of such Associate and such disclosure is consistent with any specific policies and procedures adopted with respect to such information and / or function and any other guidance published by the Legal and Compliance Team and or the Risk Team from time to time; or

•	to satisfy a judicial, governmental, legal or regulatory requirement (for example in the context of regulatory filings or of announcements required to be made to the market by Pantheon International, PLC as discussed further in the Insider Trading & Market Conduct/Abuse Policy), after consulting with the Legal and Compliance Team; or

•	otherwise with the explicit permission of the Legal and Compliance Team or the Risk Committee, as applicable.

Privacy and Personal Data

Pantheon may have additional obligations with respect to non-public personal information or personal data of Associates, customers and clients.

In particular, Pantheon Ventures (US) LP and Pantheon Ventures Inc., (together “Pantheon US”), as well as Pantheon Securities have obligations to implement safeguards for the protection of nonpublic personal information of consumers and customers1 provided to Pantheon, e.g. account balance; performance history; the mere fact of being a customer of the firm) and to implement reasonable measures to protect against the unauthorized access to or use of such information in connection with its disposal. This is addressed in more detail in the Pantheon US Compliance Manual and the Pantheon Securities Compliance Manual and Written Supervisory Procedures (“WSP’s”). In conjunction therewith, when sending application forms to a prospective individual investor considering an investment in

[1]	“Customer” and “Consumer” shall have the meaning given to them in Sub-Part a of Regulation S-P: Privacy of Consumer Financial Information and Safeguarding Personal Information. The term “consumer” means an individual, or that individual’s legal representative, who provides nonpublic personal information to the Firm in connection with obtaining financial products or services that are used primarily for personal, family or household purposes. The definition of a “consumer” includes an individual who provides nonpublic personal information to the Firm, even if the consumer does not become a client of the Firm. The term “customer” means a consumer who has a continuing relationship with the Firm under which the Firm provides one or more financial products or services, such as investment advisory services, that are to be used primarily for personal, family or household purposes. A consumer is not considered a customer when obtaining a product or service in an isolated transaction, such as if he or she provides the Firm with his or her name, address and general areas of investment interest in connection with a request for an investment adviser brochure or other information about financial products or services, or if the Firm opens an account for the consumer solely for the purpose of liquidating or purchasing securities on a one-time basis only. Institutional investors in Pantheon Funds are not “customers”, nor are trusts, partnerships, limited liability companies, personal corporations or other similar vehicles. Many of the investors in the Funds are not individuals and are therefore not subject to Regulation S-P; however, employee investors are subject to Regulation S-P.

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a fund managed by Pantheon US, Pantheon US or must include a copy of the Pantheon Privacy Notice (“Privacy Notice”) (available on the Pantheon Intranet and Website). This Privacy Notice requirement also applies to Pantheon Securities when sending application forms to a prospective individual investor considering an investment in a non-affiliated third-party fund. This describes the personal information that we may collect from persons seeking to invest in such funds and the ways in which such information may be used. As part of this notice, Pantheon US is required to disclose the uses and purposes for which such information is processed. The personal financial information collected by Pantheon US is potentially used for the following purposes: (1) to determine whether such individual is eligible to invest in the particular fund for which an application has been completed; (2) to process transactions in the individual investor’s account; (3) to maintain an individual investor’s account and mail account statements to that individual; and (4) as necessary to comply with law (such as Anti-Money Laundering regulations). For these purposes, nonpublic personal financial information may be disclosed to certain officers and employees of the Pantheon Group, our custodian/ transfer agent, our online service providers, our attorneys and our auditors. The nonpublic personal financial information collected by Pantheon may not be disclosed to any nonaffiliated third parties except for such purposes stated above. In the event that Pantheon discloses such information to nonaffiliated third parties for other purposes, Pantheon must update the Privacy Notice to include an explanation of an opt-out right and the methods by which it can be exercised.

In particular, Pantheon Ventures (UK) LLP has obligations with respect to the personal data of Associates, customers and clients, and other persons. To that end, Pantheon Ventures (UK) has adopted a standalone Data Protection Policy (available on the intranet) concerning personal data of Associates, customers and clients, and other persons.

FINRA Broker Dealers (including Pantheon Securities) are required to adopt written policies and procedures that address the protection of customer information and records. With regard to Pantheon Securities, this Code of Ethics—Confidentiality and Privacy Policy is reasonably designed to:

•	ensure the security and confidentiality of customer records and information;

•	protect against any anticipated threats or hazards to the security or integrity of customer records and information;

•	protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; and

•	provide for the proper disposal of paper documents and consumer reports (if applicable) in the event the firm obtains reports on its customers.

When providing prospective individual investors considering investments in securities solicited/distributed by Pantheon Securities with offering and disclosure documents and/or application forms or subscription agreements, as applicable, RRs of Pantheon Securities or their designee shall provide such individuals with a copy of the Privacy Notice.

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Retention and Disposal of Documentation

Pantheon Associates are encouraged to adopt a clean desk policy. This is to:

•	Reduce the threat of a security breach;

•	Ensure compliance with data protection;

•	Reduce the chance of identity theft; and

•	Demonstrate that Pantheon is taking corporate responsibility for information in its care.

Associates should make sure that when they leave their desk unattended, Confidential Information is not left on the desk so that it is visible and computers are either switched off or locked. Any Confidential Information should always be stored in a secure lockable location.

When Confidential Information needs to be disposed of, Associates should use the confidential waste bins located around the office(s) (taking into account the record retention requirements associated with the documents).

Compromised Confidential Information

Confidential Information may be lost, stolen, breached or otherwise compromised. All possible instances of compromised Confidential Information must be promptly reported to the Chief Compliance Officer and Information Security Officer who will determine if local laws or regulatory requirements may have been breached, consider and, if thought fit, coordinate any notification requirements, consider, and if thought fit, implement any security enhancements and address any related issues. Other business groups may be involved as necessary to address issues with clients, vendors, etc.

Confidential Information may become compromised when laptop computers, blackberry telephones, iPhones, flash drives, other electronic devices, briefcases, or suitcases, etc. are lost, stolen or otherwise compromised, including by means unauthorized access to Pantheon’s information technology systems. In the event an Associate is aware that Confidential Information stored electronically may be compromised, the Legal / Compliance Team and the Information Security Officer / IT must be notified immediately. IT may be contacted by email at pantheon.support@pantheon.com

In the event of an apparent leak of Confidential Information from within Pantheon, a leak review may be carried out by the Legal / Compliance Team. The factors which may trigger such a leak review could include, but are not limited to:

•	Information appearing in the media which is likely to be known to only Pantheon;

•	Suspicious personal account dealing patterns emerge;

•	A significant change in the share price for any projects involving public companies;

•	Staff issues, such as where staff may have recently left or joined the organization or the deal team; or

•	A specific request from the Regulators or other law enforcement authorities.

The scope of such a leak review would depend on the circumstances and severity of the event. Such a review may include, but is not limited to:

•	The identification of all Pantheon Associates who could have had access to the sensitive information, whether electronically or physically;

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•	A review of whether the Pantheon policies and procedures were adequate and correctly followed;

•	A review of records including staff email records, relevant electronic files and folders with the support of Pantheon IT with access and downloading of such files; and

•	Interviews with relevant Associates.

Issues identified in such reviews will be notified to the Senior Management of Pantheon, who may take further steps, including the actions outlined in Pantheon’s Global Code of Ethics on consequences of violating the Global Code of Ethics. The outcomes of such reviews may also form the basis to update Pantheon policies and procedures if gaps or deficiencies are identified.

Insider Trading and Market Abuse / Conduct, Information Security, Cyber Security, Data Protection, Information Barrier, and Portfolio Holdings.

This policy is intended to compliment other Pantheon global and local policies, including but not limited to, policies concerning Insider Trading and Market Abuse / Conduct, Information Security, Cybersecurity, Data Protection, Information Barrier Policy, and Portfolio Holdings Policy that contain standards for maintaining administrative, technical and physical safeguards to ensure the security and confidentiality of confidential information, including nonpublic personal financial information, to protect against any anticipated threats or hazards to the security of such information and protect against unauthorized access to or use of such information. These are all available on the Pantheon intranet and collectively address applicable legal and regulatory requirements concerning confidentiality and privacy.

Risk Assessment and Annual Review

The Pantheon Information Security Officer or designee is responsible for assessing existing risks to nonpublic personal financial information, developing ways to manage and control such risks, monitoring third-party vendor arrangements to ensure information security, testing and revising these policies/processes in light of relevant changes in technology and threats to individual investor information. Based upon the information gathered by performing the risk assessments, and as changes in laws or regulations require, the Information Security officer or designee will consult with the Head of Compliance and will assess the need for, and arrange for, training of Pantheon Associates, and will provide policy and procedure updates as may be necessary to ensure that the Program is properly implemented.

Pantheon will review this policy annually in order to determine whether its collection, use, and protection of nonpublic personal financial information are in compliance with this policy.

6

Insider Trading & Market Conduct/Abuse

Last Updated March 2017

A.	Overview

From time-to-time, Associates may come into possession of material, non-public information (“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a regulated market or a Multilateral Trading Facility1; or to financial instruments traded on an Organised Trading Facility or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For the purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your conversations with clients, fund managers and other counterparties who are, or are affiliated with, public companies. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security.

The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse. This section outlines what constitutes insider trading/market abuse, the associated penalties and how any suspected instances of insider trading/market abuse should be disclosed to the Compliance Team for investigation. It remains the responsibility of Senior Management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International, PLC, a company quoted on the London Stock Exchange and Pantheon Ventures (US) LP’s status as investment adviser to Pantheon Select Private Equity Fund & AMG Pantheon Private Equity Fund, LLC.

1	An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract
2	Financial instruments are defined as:
(1)	Transferable securities;
(2)	Money-market instruments;
(3)	Units in collective investment undertakings;
(4)	Options, futures, swaps, forward rate agreements and any other derivative contracts relating to securities, currencies, interest rates or yields, emission allowances or other derivatives instruments, financial indices or financial measures which may be settled physically or in cash;

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B.	Insider Dealing

Insider Dealing involves dealing (or an attempt at dealing), by an insider, in a financial instrument2, on the basis of non-publicly available inside information in relation to that investment. United States, United Kingdom and Hong Kong securities laws and regulations make it illegal:

•	To trade on MNPI about public companies or other qualifying or financial instruments, or to provide such information to others who may trade in reliance on such information (i.e., insider trading);

•	To take advantage of clients or Pantheon by purchasing or selling ahead of client or Pantheon’s orders to take advantage of the possible impact on the market of those orders (i.e., front running or pre-positioning); and

•	In the context of a takeover, or potential offer, to enter into a transaction on the basis of inside information concerning the proposed bid.

You are prohibited from trading, either personally or on behalf of others on the basis of, or while in possession of MNPI, or communicating MNPI to others in violation of the law and this policy. The consequences of engaging in insider trading or front running are severe and include sanction or dismissal by Pantheon, as well as civil and criminal penalties. If you are not sure whether a securities transaction would violate the law or the Pantheon policy because of non-public information in your possession, you should assume that the trade is not permitted until you obtain proper advice to the contrary from the Legal and Compliance Team.

(5)	Options, futures, swaps, forwards and any other derivative contracts relating to commodities that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event;
(6)	Options, futures, swaps, and any other derivative contract relating to commodities that can be physically settled provided that they are traded on a regulated market, a MTF, or an OTF, except for wholesale energy products traded on an OTF that must be physically settled;
(7)	Options, futures, swaps, forwards and any other derivative contracts relating to commodities, that can be physically settled not otherwise mentioned in point 6 of this Section and not being for commercial purposes, which have the characteristics of other derivative financial instruments;
(8)	Derivative instruments for the transfer of credit risk;
(9)	Financial contracts for differences;
(10)	Options, futures, swaps, forward rate agreements and any other derivative contracts relating to climatic variables, freight rates or inflation rates or other official economic statistics that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event, as well as any other derivative contracts relating to assets, rights, obligations, indices and measures not otherwise mentioned in this Section, which have the characteristics of other derivative financial instruments, having regard to whether, inter alia, they are traded on a regulated market, OTF, or an MTF;
(11)	Emission allowances

A specified investment is one that has been specified as such in the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. The different types of specified investments include: deposits; electronic money; contracts of insurance; shares; instruments creating or acknowledging indebtedness; alternative finance investment bonds; government and public securities; instruments giving entitlements to investments (such as shares, debentures and gilts); certificates representing certain securities (such as shares, debentures and gilts); certificates representing certain securities such as shares, debentures and gilts; units in a collective investment scheme; rights under a pension scheme; greenhouse gas emissions allowances; options; futures; contracts for differences; Lloyd’s syndicate capacity and membership; funeral plan contracts; rights under regulated mortgage contracts; rights under regulated home reversion; rights under regulated home purchase plans; rights under regulated sale and rent back agreements; specified benchmarks; credit agreements; consumer hire agreements; and rights to, or interests in, investments.

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C.	Other Forms of Market Abuse

In addition, some jurisdictions impose civil and / or criminal sanctions on other forms of behaviour which, while not necessarily amounting to “insider dealing”, are nevertheless considered reprehensible conduct and are accordingly prohibited by all Pantheon Associates. These include the following:

•	Insider dealing - an insider deals or attempts to deal in financial instruments on the basis of inside information relating to the investment in question;

•	Unlawful disclosure – an insider discloses inside information to another person otherwise than in the proper course of the exercise of his employment, profession or duties;

•	Manipulating transactions – trading, or placing orders to trade, that gives a false or misleading impression of the supply of, or demand for, one or more investments, raising the price of the investment to an abnormal or artificial level;

•	Manipulating devices - behaviour which consists of effecting transactions or orders to trade which employ fictitious devices or any other form of deception or contrivance;

•	Dissemination – behaviour which consists of the dissemination of information that conveys a false or misleading impression about an investment or the issuer of an investment where the person doing this knows the information to be false or misleading;

•	Misleading behaviour and distortion - which gives a false or misleading impression of either the supply of, or demand for an investment; or behaviour that otherwise distorts the market in an investment.

D.	Restricted List

In order to mitigate against the risk of inadvertent breach of the above requirements, Pantheon maintains a “Restricted List” of companies on which Pantheon may hold MNPI. In the course of your work at Pantheon, you are responsible for notifying the Compliance Team of any company that should be placed on Pantheon’s Restricted List. Information to be provided includes:

•	The name of the issuer(s) including the ticker, the exchange the company is traded on, and the appropriate ISIN / CUSIP / SEDOL codes;

•	The nature of the information;

•	The date the information was obtained; and

•	The names of all Associates who have knowledge of the information.

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In addition to the initial reporting of a company to be placed on the Restricted List to the Compliance Team, you shall also be responsible for:

•	Maintaining confidentiality of such information;

•	Notifying the Compliance Team of any instances in which confidential information may have been inadvertently passed to someone within Pantheon or otherwise; and

•	Contacting the Compliance Team to delete a company or issuer from the Restricted List.

E.	Implications for Personal Trading

In order to mitigate against the risk of inadvertent breach of the above requirements, Pantheon has adopted a Personal Trading Policy (please see Annex C for further details of Pantheon’s Personal Trading Policy). As part of the process for seeking approval for personal trades, Associates are required to confirm that they hold no MNPI concerning the relevant security. No permission will be granted for trades in securities on the Restricted List, regardless of if the individual holds MNPI or not.

F.	Listing Rules

This section is relevant in relation to Pantheon International, PLC (“PIP”), for whom Pantheon Ventures (UK) LLP acts as investment manager, and to whom the UK Listing Authority’s Listing Rules apply. The purpose of the Listing Principles is to ensure that listed companies pay due regard to the fundamental role they play in maintaining market confidence and ensuring fair and orderly markets. Pantheon Associates are required to abide by the provisions of the Takeover Code and the UK Listing Rules wherever relevant. Legal advisors will be consulted whenever Pantheon participates in public to private transactions and flotations to ensure that obligations are met3.

Given PIP’s status as a publicly listed vehicle and Pantheon’s role as PIP’s manager, Associates must take particular care when conducting personal transactions in PIP. Associates must consult with the Pantheon PIP team before externally disclosing any material or giving presentations about PIP and its performance. All personal transactions are prohibited when PIP is in a “Closed Period.” Details of Open and Close Periods (i.e., when public announcements about PIP performance and PIP results) are maintained on the Pantheon intranet by the PIP team. If in doubt about when personal trades in PIP are allowable, you must consult the Legal and Compliance team before placing a trade.

G.	Market Rumours

Market rumour cases generally involve two aspects of the market abuse. The first involves disseminating false or misleading information. The second involves creating a misleading impression or market distortion

For purposes of this policy, a rumour is classified as information from an unverified information source, such as from internet bulletin boards. A rumour would be unverified where the information was not verified by an appropriate official of the company concerned.

[3]	Failure to comply would be treated as a breach of FCA Principle 5 (Market Conduct)

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Origination of Circulation of Rumors applicable to Registered Representatives of Pantheon Securities LLC (“Pantheon Securities”): Pantheon Securities personnel shall not originate or circulate in any manner a rumor concerning any security that he/she knows or has reasonable grounds for believing is false or misleading and is likely to influence the market price of such security. If any personnel learns of a rumor that he/she knows or has reasonable grounds for believing was originated or circulated for the purpose of improperly influencing the market price of a security, he/she must promptly report the rumor to the Chief Compliance Officer. The Chief Compliance Officer is responsible for potentially escalating reported rumors to the Financial Industry Regulatory Authority (“FINRA”) and any other applicable regulatory authorities.

FINRA defines a rumor as a false or misleading statement or a statement without a reasonable basis. A statement will not be considered a “rumor” if it is clearly an expression of an individual’s or firm’s opinion or views.

Creation and Passing of Rumours: on no account should Associates create any rumours. Although Pantheon actively discourages passing on rumours, significant disclaimers should be used if this is unavoidable including:

•	The origin of the information;

•	The information is clearly stated to be a rumour;

•	No additional credence or embellishment is given to the rumour; and

•	The information is clearly stated to be unsubstantiated/not verified.

This means avoiding sensational or exaggerated language and checking factual statements carefully before issue. This applies equally to formal written communications and to communications issued via Bloomberg, instant messages, emails or chat rooms. Please note that all business communications regarding Pantheon’s business must be conducted on Pantheon’s systems and networks. Pantheon specifically prohibits the use of all social/ business networking or “real time” websites for external communications concerning Pantheon’s business.

An individual should be cautious that a rumour is not inside information before deciding whether to pass on the information, and where necessary check with Pantheon Compliance.

Trading on Market Rumours: Associates who are in receipt of a market rumour should consider the source of the rumour and whether it could constitute market abuse to trade on the rumour.

When considering this, Associates should also confirm whether the information is in the public domain and therefore available for general view and thus trading would not be an offence, or whether the information is specific or precise, but not generally available, thus potentially being either “inside” or “relevant information not generally available”, which may be considered an offence.

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H.	Notifications to the Financial Conduct Authority (“FCA”)

Any Associate who arranges or executes transactions and who has a ‘reasonable suspicion’ that an order/transaction in any financial instrument whether placed or executed on or outside a trading venue that could constitute (either actual or attempted) insider dealing or market manipulation must promptly notify the Compliance. The Head of Compliance may be required to report such instances to the FCA ‘without delay’.

6

Pantheon Personal Trading Policy

Last Updated March 2017

1. Overview

The Personal Trading Policy (“Policy”) is designed to ensure that Associates are trading in their personal investment accounts in compliance with applicable securities laws and regulations and in a manner that avoids actual, potential, and/or perceived conflicts between their own interests and the interests of Pantheon and/or its clients. Associates must report certain accounts, holdings and transactions through the Compliance 11 (“C11”) system as described in further detail below.

UK Associates who use the firm’s ‘My Money’ pension platform with Friends Life, and select the discretionary investment decision-making option on the platform, are required to follow the same rules and procedures in relation to self- directed dealings on behalf of their personal pension plan as with other personal trading arrangements outlined below.

2.	Reporting Your Accounts

A.	What and When Accounts Must Be Reported

No later than 10 days after commencing employment with Pantheon or otherwise becoming subject to the Global Code of Ethics, you must report all of your Reportable Accounts via the C11 system. There are no exceptions to this requirement. “Reportable Accounts” include any securities investment account (1) over which you direct or have the ability to direct the account’s investments and (2) in which you or any of the following individuals (collectively, “Covered Persons”) has a Beneficial Ownership interest:

•	your spouse, domestic partner or minor children;

•	any other financial dependent living in your household; or

•	any other individual where you have discretion over their investment accounts.

You must also report any new Reportable Account promptly and prior to placing a trade in that account.

Reportable Accounts include brokerage accounts, share spread betting accounts, CFD accounts, retirement accounts which permit brokerage holdings or trading, share trading Individual Savings (ISA) or Systematic Investment Plan (SIP) accounts, employee stock compensation plans and transfer agent accounts (other than mutual fund transfer agent accounts). Reportable Accounts also include Managed Accounts (defined below) and those accounts from which a Covered Person benefits indirectly, such as a family trust or family partnership, and accounts in which a Covered Person has a joint ownership interest, such as a joint brokerage account.

The information required to be reported regarding a Reportable Account includes the following:

•	The name of the broker, dealer or bank with whom the Covered Person established the account;

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•	The date the account was established; and

•	The date that the Reportable Account was reported by the Associate.

The following are not Reportable Accounts and do not need to be reported:

•	529 plans or similar college savings plans or ISA;

•	SIP and Child Trust accounts if the account only has the capability to hold open end mutual funds or other funds where you do not have the ability to control, influence, select or direct its underlying investments;

•	open end mutual funds purchased directly from the fund manager and held in accounts which do not have the ability to hold any other type of securities*. In the US, Associates’ Fidelity 401(k) plans do not need to be reported as they have the ability to hold only open-end mutual funds.

•	any other account which is limited solely to transactions in unit investment trusts (“UITs”), redeemable securities of registered investment companies, and variable contracts.

*	See the “Reporting Your Holdings and Transactions” section for reporting requirements for AMG-affiliated mutual funds.

Please contact the Compliance Team if you hold any securities in physical certificate form or if you are not sure if a particular account is required to be reported.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

In addition to those requirements set forth above, an RR of Pantheon Securities who initiates or maintains a personal securities account with a third-party broker/dealer must give written notice to that broker/dealer that he/she is registered with Pantheon Securities prior to opening the account or placing an initial order for the purchase or sale of securities through the other broker/dealer. Typically, this notice is provided to the broker/dealer as part of the account application. If the account was established with the other broker/dealer prior to the association of the RR with Pantheon Securities, then the RR shall notify both Pantheon Securities and the other broker/dealer in writing promptly after becoming associated with Pantheon Securities.

B.	US Only: Electronic Data Feed

In order to take advantage of the efficiencies provided by electronic data feeds of your trading activity from your broker-dealer into the C11 system, in the US, you are required to open any new accounts at, or to transfer existing accounts to, a firm that provides electronic data feed capabilities unless you receive prior approval from the Head of Compliance/Chief Compliance Officer. Pantheon currently receives electronic data feeds from the following broker-dealers:

•	Charles Schwab

•	E*TRADE

•	UBS

•	TD Ameritrade

•	Scottrade

•	Morgan Stanley

•	Merrill Lynch

•	Wells Fargo

•	Fidelity

•	Vanguard

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For US Associates, if you wish to use a brokerage firm not listed above and that firm provides electronic access to information, you may arrange for delivery of required information using ByAllAccounts. There is a nominal annual charge to use ByAllAccounts. You can contact the Compliance Team to discuss the details of setting this up.

3.	Reporting Your Holdings and Transactions

A.	Initial and Annual Holdings Reports

Except as provided below, you must submit via the C11 system no later than 10 days after commencing employment with Pantheon or otherwise becoming subject to the Code of Ethics, an initial holdings report which includes all of the holdings in your Reportable Accounts and any other securities that would require pre-clearance prior to trading under Section 4 below (e.g., private securities, stocks held directly). Additionally, you must report via the C11 system your holdings in AMG-Affiliated Mutual Funds. (A list of AMG-Affiliated Mutual Funds is posted on the C11 system and may be distributed to you periodically). You may not make any personal trades until an initial holdings report has been submitted.

You must also submit an annual holdings report via the C11 system. In the US, you can satisfy the requirement to submit holdings in your Reportable Accounts by ensuring that the Compliance Team receives duplicate trade confirmations and holdings information for your Reportable Accounts directly from your broker via an electronic data feed or link as discussed above.

Initial and annual holdings reports must include, at a minimum, the following information as applicable, current as of a date not more than 45 days prior to the date of the report:

•	The name and type of security, the ticker symbol or CUSIP number, number of shares or units, and principal amount of the security;

•	The name of any broker, dealer or bank with which the Covered Person maintains the Reportable Account; and

•	The date the report was submitted by the Associate.

B.	Account Statements / Trade Confirmations

Globally, Associates are required to upload monthly or quarterly brokerage account statements (as applicable) to C11 or by ensuring that your brokerage accounts are included in a data feed as noted in the preceding Section 2B within 30 days following the end of each quarter. For those not on the electronic feed, statements should be uploaded under the “Statement Receipt Report” section on the “Personal Trading” tab of C11. Failure to upload statements can result in disciplinary actions from Compliance. Please contact the Legal and Compliance Team should you need any assistance in uploading your statements.

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Except as provided below, you must also submit via the C11 system no later than 10 days after executing a trade in a Reportable Account, a confirmation of such trade from your broker. Such trade confirmations must include, at a minimum, the following information as applicable, unless otherwise required by applicable law:

•	The date of the transaction, name of the security, the ticker symbol or CUSIP number, the interest rate and maturity date, number of shares or units, and principal amount of such transaction;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the trade confirmation or report was submitted by the Associate.

This Trade Confirmations requirement can also be satisfied via an Associate’s monthly or quarterly statement upload as long as those statements include the trade information included above or by ensuring that your brokerage accounts are included in a data feed.

Pantheon will review annual holdings reports and quarterly brokerage account statements, or trade confirmations if applicable, in accordance with t applicable jurisdictional regulations.

D.	Exceptions to Holdings and Transaction Reporting Requirements

(1)	Managed Accounts

You are not required to submit initial or annual holdings reports, or trade confirmations with respect to securities held in a Managed Account if you have certified to the Legal and

Compliance Team via the C11 system that your account is a Managed Account. A “Managed Account” is one from which you could benefit, but over which you have no investment discretion or influence over the investments in the account, such as a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to execution.

Periodically, the investment manager of a Managed Account may be asked to affirm that you have not exercised influence or investment discretion over the Managed Account. In order for an account to continue to be treated as a Managed Account, the investment manager must provide the requested affirmation, as requested.

You must immediately advise the Legal and Compliance Team if you terminate the Managed Account agreement. Upon termination of the Managed Account agreement, you must also immediately begin reporting transactions and holdings in such accounts as outlined in Sections 3A, 3B and 3C above.

(2)	Automatic Investment Plans

You are not required to submit trade confirmations with respect to transactions effected pursuant to an Automatic Investment Plan. An “Automatic Investment Plan” means a program in which regular periodic purchases or sales are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

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If you change the parameters of an account with an Automatic Investment Plan, you must advise the Legal and Compliance Team at the time of the change and provide transaction information for 60 days after the parameters are changed.

If you terminate the automatic investment plan, you must immediately advise the Legal and Compliance Team and begin reporting transactions and holdings as outlined in Sections 3A, 3B, and 3C above.

4.	Obtaining Approval for Your Trades

A.	Pre-Clearance of Covered Securities Transaction

Except as provided below, you must obtain prior approval (i.e., “pre-clearance”) through the C11 system of all transactions in all securities, other than trades in Exempt Securities or otherwise set forth below under Exceptions to Pre-Clearance Requirement.

Pre-cleared trades are valid in the C11 system for a period of five calendar days unless any delay in trading would breach a closed period. In the case of a previously approved trade possibly breaching a closed period, you may request an exception to the closed period restriction in order to complete the trade. You may not proceed with the trade during the closed period without approval from the Legal and Compliance Team.

If a pre-cleared trade is not executed within five calendar days of approval, you should cancel the pre-clearance request in the C11 system and, if you want to keep the unexecuted order open at your broker, you must resubmit the pre-clearance request in the C11 system at the end of that five calendar day period and receive new approval prior to executing the trade.

Also, if the terms of the order are changed, or if the order is withdrawn or cancelled and subsequently re-entered at a later time, you must cancel the pre-clearance request and submit another pre-clearance request in the C11 system for the new order.

When requesting pre-clearance of a trade, you must make the following certifications:

•	You do not have material, non-public information (MNPI) regarding the security, defined as information, if it was made generally available, that would be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security;

•	To the best of your knowledge, the trade does not conflict with any current investment activity of any Pantheon client or fund

•	the security is not listed on the Pantheon Restricted List;

•	If the trade is a sale, to the best of your knowledge having checked that the security is not a current underlying portfolio company held directly or indirectly by a Pantheon client or fund.

In addition, when requesting pre-clearance of a trade, you must declare whether or not you are intending to purchase the security in an initial public offering (an “IPO security”). As Pantheon (US) LP and Pantheon Ventures Inc. are SEC registered investment advisers, and Pantheon Securities is an SEC-registered broker/dealer and FINRA member, there are additional restrictions on the purchase of IPO securities by certain Associates (e.g.,

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restrictions on the purchase of IPO securities by RRs of Pantheon Securities pursuant to FINRA Rule 5130). You will not be able to obtain an automated approval for your request. Instead, your request must be referred to the Legal and Compliance Team for consideration.

B.	Exceptions to Pre-Clearance Requirement

(1)	Managed Accounts

Although you are required to report Managed Accounts as described above, you are not required to obtain pre-clearance of transactions in Managed Accounts, provided that the following conditions are met:

•	You provide certification when reporting the Managed Account through the C11 system, that transactions in the account are, in fact, effected by your investment adviser with discretionary investment authority;

•	In the event that you participate in any decision regarding purchases or sales in the account, such transactions must be pre-cleared;

•	You will be required to attest annually to the account’s continued managed status; and

•	Pantheon reserves the right to contact your investment manager to verify the managed status of the account.

(2)	Automatic Investment Plans

You are not required to obtain pre-clearance for transactions in a Reportable Account pursuant to an Automatic Investment Plan. Purchase and sales that are not automatic, however, must be pre-cleared. If you change the parameters of an Automatic Investment Plan in a Reportable Account, you must promptly advise the Compliance Team and report transactions in the C11 system for 60 days after making the change to the parameters.

(3)	Exempt Securities

You are not required to obtain pre-clearance for transactions in “Exempt Securities”. Exempt Securities include:

•	open or closed-end funds;

•	AMG-Affiliated Mutual Funds;

•	ETFs (including options on ETFs);

•	UITs;

•	other funds (including investment trusts) where you do not have the ability to control, influence, select or direct its underlying investments; securities issued by a government, state or municipality (including treasury bonds and municipals bonds); bank certificates of deposit; money market funds; commercial papers; and

•	variable annuities and variable insurance contracts.

However, funds and investment trusts whose primary strategy is investing in private equity, infrastructure, private securities and other alternative assets need to be pre-cleared for trading.

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C.	Short Sales, Margin Transactions and Options or Warrants.

You may engage in short sales and margin transactions and purchase and sell options provided you obtain pre-clearance and meet all other provisions of the Code and this Policy (options on ETFs are exempt from this requirement, as noted above). You should keep in mind, however, that these types of transactions can have unintended consequences. For example, any sale by a broker to cover a margin call or a short position will be in violation of these provisions unless it is pre-cleared or otherwise subject to an exception to the pre-clearance requirement.

Options Transactions:

•	Expiration of a put or call must be 60 or more days from date the position was opened;

•	You may not close an option position unless it has been held for 60 or more days;

•	Following the exercise of an option (other than at expiration), you may not open a new position with the same underlying security for 60 days after the exercise;

•	You may roll an option position at or within 5 days of expiration (e.g., buy or sell an option on the same underlying security);

•	You may not use an option to create a transaction that would otherwise violate the terms of this Policy.

Also, any sale of securities acquired upon exercising a long call option or the expiration of a long in-the-money option will be in violation of these provisions, unless it is pre-cleared or otherwise subject to an exception to the pre-clearance requirement.

5.	Other Prohibited or Restricted Investments A. Initial Public Offerings

As stated above, because Pantheon (US) LP and Pantheon Ventures Inc. are SEC-registered investment advisers, and Pantheon Securities is an SEC-registered broker/dealer and FINRA member, there are restrictions on the purchase of an IPO security by certain Associates (e.g., restrictions on the purchase of IPO securities by RRs of Pantheon Securities). Requests to purchase an IPO security should be directed to the Compliance Team for personal consideration.

B.	60-Day Limitation on Purchase and Sales

Except for Exempt Securities, you are restricted from repurchasing a security you have sold in the last 60 days, or selling a security you have purchased in the last 60 days.

C.	Private Securities Transactions

You are prohibited from acquiring any security issued in a private security transaction, such as a limited offering or private placement, without prior approval from the Legal and Compliance Team obtained through the C11 system. Approval may be granted after a review of the facts and circumstances, including the following:

•	Whether an investment in the security is likely to result in conflicts (current or future) with any Pantheon fund or client interests; and

•	Whether you are being offered the opportunity due to your employment at or association with Pantheon.

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The Legal and Compliance Team may contact your supervisor, members of Investment Teams or the International Investment Committee to discuss the proposed transaction prior to approving it.

D.	Derivatives

You may trade in certain financial derivatives, such as options and futures, financial spread betting or contracts for difference which are based on generally recognized indexes, currencies or commodities and single stocks (subject to the restrictions listed above in 4C). More complex derivatives may be restricted by the Legal and Compliance Team. You should contact the Legal and Compliance Team prior to purchasing financial derivatives, other than futures and options on recognized indexes and single stocks, and should be prepared to discuss the characteristics of the derivative product and the underlying securities or financial products on which the derivative is based in order to provide assurance that the financial derivatives will not provide an opportunity for unlawful trading. Any financial spread betting positions on single stocks be subject to the 60 day buy and hold rule with the subsequent possible impact on your margin account.

6.	Other Exceptions

Under very limited circumstances, an exception to the provisions of this Policy not otherwise described above may be granted by the Head of Compliance/Chief Compliance Officer or designee in your region on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with Pantheon fund or client interests. Requests for such exceptions must be made in writing to the Head of Compliance/Chief Compliance Officer and describe the nature of the exception and the reason it is being requested.

Failure to abide by this Policy can result in disciplinary action.

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Pantheon Outside Business Activities Policy

Last Updated March 2017

Each Pantheon Associate is required to be engaged in the practices and concerns of Pantheon, and to devote substantially all of his or her normal working time thereto and, to the best of his or her ability, engage himself or herself in such activities in a manner which will further the business and interests of Pantheon.

In order to avoid possible conflicts of interest, you must not:

(a)	take on/conduct any outside affiliation/activities for which you receive compensation;

(b)	serve in an investment advisory capacity, or serve in a fiduciary capacity (whether or not you receive compensation);

(c)	otherwise be directly or indirectly materially engaged, concerned or interested in any business activity, trade or occupation other than your responsibilities for the Pantheon Group ((a) –(c) together “Outside Business Activities” or “OBAs”)), unless you have obtained prior approval from:

(i)	your supervisor;

(ii)	Compliance; and, if applicable,

(iii)	for Operating Partners and Principal Members (i.e. holders of equity in the business), the Partnership Board[1].

Examples of OBAs include, but are not limited to, the following:

•	Accepting directorships, governorships or trusteeships;

•	Serving as an employee, independent contractor, sole proprietor, officer, director or partner of any other person or business organization (this includes Advisory Board seats);

•	Full or part-time employment by another organization;

•	Receiving compensation, or having the reasonable expectation of compensation, from another organization or individual;

•	Engaging in personal or family business opportunities;

•	Acting as a fiduciary for an organization or an individual; and

•	Serving in an advisory capacity for any organization including charities, schools, colleges and universities.

[1]	Pantheon does not expect to decline permission for any Operating Partner or Principal Member’s request to be involved in business endeavours on a non-professional basis if: (i) such activities cannot reasonably be expected to be inconsistent or in conflict with such Operating Partner or Principal Member Owner’s duties and responsibilities to Pantheon Group; (ii) such activities do not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to / for Pantheon Group, and (iii) provided that such individual has provided to the Partnership Board appropriate information with respect thereto so that the Partnership Board can ensure that such activities are not inconsistent with or conflict with (or create the appearance of a conflict with) the business of Pantheon Group and are otherwise in conformance with the policies and procedures of the Pantheon Group.

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Prior approval is required to serve in an advisory or fiduciary capacity for a charitable, civic, religious, educational or fraternal organization whether such role is compensated, whether by fixed or variable remuneration, commissions or profit sharing. Examples of such activities requiring prior approval include, but are not limited to, serving on a board or as treasurer, or assisting in the management of an endowment or building fund, or investment committee.

Volunteering without compensation and in a non-advisory/non-fiduciary capacity in a charitable, civic, religious, educational, or fraternal organization does not need to be reported or disclosed provided that such activities must not (individually or in the aggregate with other OBAs) interfere with the performance of such individual’s duties and responsibilities to/for Pantheon. They must not conflict with (or create the appearance of a conflict with) the business of Pantheon and are otherwise in conformance with Pantheon’s policies and procedures. Examples of such activities include coaching a children’s soccer/football team, leading the choir in a church, or assisting in a homeless shelter.

With regard to any OBAs:

•	Such activities must not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to/for Pantheon must be in conformity with the other policies and procedures of Pantheon.

•	You must avoid any outside affiliation, including outside employment or professional or personal service that competes with Pantheon’s business or conflicts (or create the appearance of a conflict) with the interests of Pantheon or its clients.

•	Personal fiduciary appointments such as administrator, executor or trustee must be reported and approved. This includes fiduciary appointments for family members or other close personal relationships (which may include commercial ventures).

•	Assuming an advisory role in conjunction with an investment in a private placement or other investment requires prior approval. Additionally, the investment must be reported as explained in the Personal Trading policy.

•	You may not use Pantheon resources, including computers, software, proprietary information, letterhead stationery and other property in connection with any outside employment or other outside affiliation.

•	Political activities are subject to Pantheon’s Pay to Play Policy. Please refer to that Policy (Annex L of the Global Code of Ethics) for information regarding political activities, and support of political candidates, political parties and related organizations.

In addition to this policy, under the Pantheon LLP Deed, an Operating Partner or Principal Member must report any non-Pantheon business activity, trade or occupation to Compliance and obtain the requisite Committee approval prior to engaging in such activity.

In order for an OBA to be approved, you must obtain your supervisor’s approval, disclose the proposed OBA to Compliance via C11 and, for Operating Partners and Principal Members (i.e. holders of equity in the business), disclose the proposed OBA to the Partnership Board and obtain its approval. The disclosure must include details of the nature of the OBA and a discussion of any possible conflict of interest or appearance of conflict of interest with Pantheon and how any potential or actual conflicts will be addressed. For all instances involving Operating Partners and Principal Members, the request for approval will go to the Legal and Compliance Team and in some instances, the request for approval may be escalated to the Partnership Board for approval.

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For a fiduciary or advisory role, a letter from the organization may be required, acknowledging that the Pantheon Associate is acting in his/her personal capacity and not on behalf of Pantheon and that Pantheon is not liable or responsible for the activities of the Pantheon Associate. The Legal and Compliance Team can provide a sample letter.

It is your responsibility to ensure that your OBAs are reported in the C11 system and the information on the C11 system is promptly updated to reflect when you are no longer engaged in a previously reported OBA.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

Pantheon US associates who are RRs of Pantheon Securities must report all proposed OBAs to Compliance and their Series 24 Supervisory Principal.

Pantheon Securities also must evaluate the proposed activity to determine whether the activity is properly characterized as an outside business activity or whether it should be treated as involving private securities transactions subject to FINRA requirements. Pantheon Securities will keep a record of its compliance with these obligations with respect to each written notice received and will preserve this record for the period of time and accessibility specified in the SEC recordkeeping rules), which is satisfied by the disclosure of the OBA in C11. If approved, depending on the nature of the OBA, it may also be disclosed on the RR’s FINRA U-4 registration. OBAs that are exclusively charitable, civic, religious, fraternal and recognized tax exempt, AND do not include any investment-related activities, do not require U4 disclosure. The following information is required for all other OBAs that do require disclosure on the RR’s U4:

•	your position, title, or relationship with the other business

•	the start date of the relationship

•	the approximate number of hours per month you devote to the other business

•	the number of hours you devote to the other business during securities trading hours

•	a brief description of your duties relating to the other business

Please contact the Compliance Team with any questions and RRs of Pantheon Securities should refer to the Written Supervisory Procedures for more specific requirements.

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Pantheon Books and Records/Record Retention Policy

Last updated March 2017

Pantheon is regulated in the United States, United Kingdom and Hong Kong. In the United States, Pantheon Ventures Inc. and Pantheon Ventures (US) LP are registered investment advisers with the Securities and Exchange Commission (“SEC”), and Pantheon Securities, LLC (“Pantheon Securities”) is a registered broker dealer with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”). Pantheon Ventures (UK) is registered as an exempt reporting adviser with the SEC, and, in the United Kingdom, is authorized and regulated by the Financial Conduct Authority. In Hong Kong, Pantheon Ventures (HK) LLP is regulated by the Securities and Futures Commission for advising in securities. The foregoing entities are collectively referred to as “Pantheon” in this document.

Pantheon shall maintain all records required to be maintained by it by applicable law, in the manner and for the period specified by such law, including without limitation satisfying the most stringent jurisdictions mentioned above. Copies of the recordkeeping regulations are available upon request from the Legal and Compliance Team.

Record Retention

Pantheon shall preserve for at least seven years (for the first two years on-site in a reasonably accessible place or accessible within 48 hours in some jurisdictions) all of the records mentioned in the Books & Records Chart below. Additionally, records relating to investors shall be preserved for at least seven years after the closing of the account/end of the relationship.

Periodic examinations of all files, records and reports to assure that records are maintained as described in this Policy will be conducted by Compliance via the Pantheon Global Monitoring and Testing Program.

A record is defined as any document used by Pantheon in the course of carrying out investment business and any document used to demonstrate the necessary management and control of Pantheon activities in accordance with regulatory requirements. Regulatory rules state that a firm must arrange for orderly records to be kept of its business and internal organisation, including all services and transactions undertaken by it, which must be sufficient to enable the regulatory body or any other relevant competent authority to monitor the firm’s compliance with the requirements under the regulatory system, and in particular to ascertain that the firm has complied with all obligations with respect to clients. Pantheon must therefore ensure that the following requirements are met to ensure compliance with regulatory rules:

•	All records must be held either in hard copy (on site or offsite storage) or in electronic format.

•	All records must be retrievable within 48 hours of submitting a retrieval request or in a reasonable accessible place (depending on jurisdiction).

•	All records must be capable of being reproduced in the English language on paper.

•	All departments must maintain a list of all the types of record they retain and an owner should be allocated from the department to be responsible for record keeping.

•	All client/investor related records must be kept for the duration of a client relationship and must be retained for a minimum period of seven years following the ending of the relationship.

Details of any records sent for archiving must be maintained.

Without the consent of the Regulatory body in writing, no record or file shall be amended or destroyed should it be relevant to any matter which is the subject of a regulatory inspection, investigation or any other regulatory proceedings.

Please see the chart below as a further guide to assist with understanding your obligations under this policy.

Books & Records Chart

Code of Ethics A copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect.	Maintain the current code and any other code in effect within the past 7 years

Violations of the Code of Ethics A record of any violation of the Code of Ethics, and of any action taken as a result of the violation.	7 years after end of fiscal year in which violation occurs in an easily accessible place or accessible within 48 hours

Access Person Reports A copy of each report made by an Access Person	7 years after end of fiscal year in which report made (2 years in an easily accessible place or accessible within 48 hours)

Record of People Required to Make Access Person Reports and Those Responsible for Reviewing the Reports

A record of all persons, currently or within the past seven years, who are or were required to make Access Person reports, or who are or were responsible for reviewing these reports.

7 years in an easily accessible place

Report on the Code of Ethics

Reports presented to the Directors that describes issues arising under the code of ethics and certifies that procedures have been adopted to prevent access persons from violating the code.

7 years after end of fiscal year in which report made (2 years in an easily accessible place or accessible within 48 hours)

Pre-Approval of Investments in IPOs and Limited Offerings

A record of any decision and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an IPO or limited offering.

7 years after end of fiscal year in which approval granted

Investor Anti-Money Laundering documentation	7 Years from the end of the relationship

Investor tax documents	7 Years from the end of the relationship

Additional Requirements for Pantheon Securities

Pantheon Securities’ specific books and records obligations and related recordkeeping practices are described in its Written Supervisory Procedures and Compliance Manual (“WSPs”) located on the legal and Compliance section of the Pantheon Intranet.

Pantheon Reporting of Violations, Breaches and Errors, & Whistleblowing Policy

Last Updated March 2017

1.	Applicability

This policy applies to all Pantheon Associates.

2.	Objective

Pantheon is committed to conducting its business with honesty and integrity and we expect all Associates to maintain high standards. Any suspected wrongdoing should be reported as soon as possible.

As there are potential overlaps covering reporting of violations, the reporting of breaches and errors, and whistleblowing Pantheon has adopted a comprehensive policy that covers all of these aspects.

3.	Reporting of Violations, Breaches and Errors

All breaches of law, regulation and Pantheon regulatory policy must be reported immediately and all errors must be reported promptly upon their discovery to the Risk and Compliance Teams. Both breaches and errors should be reported using Exceptions Workspace, available on the homepage of the Intranet. Alternatively, an Associate may also submit an anonymous report.

All errors will be recorded by the Risk Team. The Compliance Team maintains a Compliance Breaches Register in which all breaches will be recorded. Where necessary, it is the responsibility of the Compliance Team to escalate details of breaches or errors to senior management and to the appropriate regulator.

If an Associate is uncertain, following identification of an issue, whether the circumstances constitute a reportable breach or error, or if an Associate is delayed in reporting via Exceptions Workspace, he/she must notify the Head of Compliance/Chief Compliance Officer immediately so that the matter can be investigated and the appropriate action taken.

If the Head of Compliance/Chief Compliance Officer determines that an affected client requires notification as a result of a breach or error, the Head of Compliance/Chief Compliance Officer will inform senior management and the Risk Committee. The Head of Compliance/Chief Compliance Officer will then instruct relevant Associates to contact the client/investor and provide the necessary details or instruct relevant Associates to do so.

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If a breach or error financially disadvantages a fund or investor, the Head of Compliance/Chief Compliance Officer will inform senior management and the Risk Committee, and will liaise with the team that reported the breach/error to ensure that any necessary reimbursements are made promptly.

Following resolution of a breach, the Head of Compliance/Chief Compliance Officer will sign off, signifying that the breach has been resolved and will ensure that all details are included on the Compliance Breaches Register, as appropriate.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representative’s (“RR”’s) obligations with regard to reporting violations:

The Chief Compliance Officer (“CCO”) must determine whether substantiated violations must be reported to FINRA pursuant under FINRA rules or to other regulatory organizations pursuant to applicable rules and regulations. The CCO is responsible for compliance preparing and filing any required reports.

The Chief Executive Officer (“CEO”) of Pantheon Securities will be informed of all reported violations on a regular basis, and all substantiated violations will be reported to the CEO as promptly as practicable. After receiving a report of a violation, the CEO, or Supervisory Principal of Pantheon Securities designated by the CEO of the Firm or CCO, shall investigate the facts and circumstances of the reported violation pursuant to the Pantheon Securities Compliance Manual and Written Supervisory Procedures (“WSPs”) located on the Legal and Compliance section of the Pantheon Intranet. All Pantheon Securities RRs should refer to the WSPs for specific reporting obligations.

4.	Whistleblowing

Whistleblowing is the making of a disclosure that, in the reasonable belief of the Associate making such disclosure, is in the public interest and tend to show one or more of the following has taken place in the past, is taking place in the present, or will likely take place in the future:

•	a crime, serious breaches of legal and regulatory obligations (such as securities violations, serious violations of our obligations on bribery, corruption, sanctions, money laundering, fraud and other criminal activities);

•	a miscarriage of justice;

•	a danger to health and safety;

•	damage to the environment; or

•	attempts to cover up such malpractice.

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How to make a whistleblowing disclosure

Pantheon hopes that in many cases Associates will be able to raise any concerns with their direct manager. However, where Associates would prefer to raise concerns via other channels, Associates should contact senior management or Pantheon’s Head of Compliance/Chief Compliance Officer.

Protection and support for whistleblowers

Pantheon shall ensure that no discrimination, harassment, victimization or, in the case of Associates, any other unfair employment practice like retaliation, threat or intimidation of termination/suspension of service, disciplinary action, transfer, demotion, refusal of promotion or the like will be adopted against Associates making whistleblower disclosures.

Associates are expressly forbidden from taking any adverse personal actions against whistleblower Associates. Associates found to have involved in such conduct may be subject to disciplinary action.

A whistleblower may report any violations of this section to senior management and/or Pantheon’s Head of Compliance/Chief Compliance Officer.

Confidentiality

Pantheon will treat all such disclosures in a sensitive manner and will endeavor to keep the identity of an individual making an allegation confidential. However, the investigation process may inevitably reveal the source of the information and the individual making the disclosure may need to provide a statement which cannot be kept confidential if legal or regulatory proceedings arise. Pantheon will make every effort to keep your identity secret and only reveal it where necessary to those involved in investigating your concern.

Anonymous Allegations

Pantheon hopes that Associates will feel able to voice whistleblowing concerns openly under this policy. This policy does not require individuals to put their names to any disclosures they make. However, it is preferred that individuals reveal their identity to facilitate a proper investigation. An Associate may choose to report a breach anonymously.

Investigation and outcome

Once an Associate has raised a concern, Pantheon will carry out an initial assessment to determine the scope of any investigation. Pantheon will inform the Associate of the outcome of its assessment. Pantheon may require the Associate to attend additional meetings in order to provide further information.

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Pantheon will aim to keep the whistleblowing Associate informed of the progress of the investigation and its likely timescale. However, sometimes the need for confidentiality may prevent Pantheon giving the Associate specific details of the investigation or any disciplinary action taken as a result. Associates should treat any information about the investigation as confidential.

External Disclosures

The aim of this policy is to provide an internal mechanism for reporting, investigating and remedying any wrongdoing in the workplace. We believe that in the light of our processes, Associates should not find it necessary to alert anyone externally. However, the law recognizes that in some circumstances it may be appropriate for Associates to report concerns to an external body such as a regulator. Pantheon encourages Associates to seek advice before making whistleblowing disclosures to anyone externally.

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INFORMATION BARRIER POLICY

WITH RESPECT TO AFFILIATED MANAGER GROUP (“AMG”)

Updated March 2017

1.	Physical access to Pantheon’s offices

Subject to the terms of paragraph 4 below, under no circumstances are any officers or employees of Affiliated Managers Group, Inc. (“AMG”) to have independent access to any Pantheon office space. For these reasons, all security passes issued to AMG officers and employees will not open any Pantheon office doors.

AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not inadvertently access Pantheon’s IT system or any hard copy files during that time. In the event of a regulatory inquiry or examination, the Pantheon Legal and Compliance Team may coordinate with Pantheon Information Technology and the AMG Distributors Inc. Compliance team to coordinate potential, temporary access to the system or files under the supervision of Pantheon’s Head of Compliance.

2.	Access to Pantheon’s IT system

Subject to the terms of paragraph 4 below, under no circumstances are any AMG officers or employees to have access to Pantheon’s IT system/network, including the Pantheon intranet or any Pantheon databases or directories.

3.	Non-disclosure of Pantheon information

To facilitate the Information Barrier arrangement and subject to the terms of paragraph 4 below, under no circumstances should any Pantheon officers or employees discuss with or otherwise disclose to any AMG officers or employees any non-public or price sensitive information in relation to Pantheon International, PLC or any other listed entity named on Pantheon’s restricted list (“Restricted List”), including but not limited to:

•	Transaction information;

•	Valuations;

•	Re-structuring;

•	Performance; and

•	Pantheon compiled data.

Notwithstanding the information above, Registered Representatives (“RRs”) of Pantheon Securities, LLC (“Pantheon Securities”), in accordance with the Pantheon Securities Written Supervisory Procedures and Compliance Manual (“WSPs”), will share from time to time information relating to its activities, including without limitations information about certain third party managers being considered for distribution of the underlying fund interest and Pantheon shall cooperate and provide the requisite information in connection with its obligations as the investment adviser to any AMG 1940 Act funds.

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4.	Bringing AMG employees over to Pantheon side of the Information Barrier

Pantheon Securities, a limited purpose broker dealer, has a selling agreement with AMG’s broker/dealer, AMG Distributors, Inc., for the AMG Pantheon Fund (the “Fund”), for which Pantheon Ventures (US) LP is the investment adviser. In certain situations, in connection with activities of Pantheon Securities’, RRs associated with the AMG Pantheon Fund, , and only with the prior consent of the Pantheon Legal and Compliance Team, certain AMG officers or employees may be “brought over” to the Pantheon side of the Information Barrier, either indefinitely or for a fixed period of time. In such case, for the duration of their time on the Pantheon side of the Barrier, the AMG officer or employee may be permitted physical access to Pantheon’s offices and/or will be given access to Pantheon’s IT system. Such AMG officer or employee will become an “access person” and will be required to sign an acknowledgement letter, by which they will:

(i)	acknowledge the terms of this Information Barrier Policy;

(ii)	agree to comply with the non-disclosure obligations set out at paragraph 3 above regarding discussions with or disclosures to any AMG officers or employees not on the Pantheon side of the Information Barrier; and

(iii)	if required, agree to comply with Pantheon’s personal dealing and insider dealing rules as set out in the Pantheon Compliance Manual and Code of Ethics.

5	Designation of AMG Associates as “non-access persons”

In certain situations and only with the prior consent of Pantheon’s Head of Compliance, certain AMG officers and employees may be designated as “non-access persons” and shall excluded from being brought over to the Pantheon side of the Information Barrier, either indefinitely or for a fixed period of time.

The Compliance Officer has designated the following as a “non-access person”:

•	Mr. N. Dalton

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Anti- Money Laundering Policy

Last Updated March 2017

Introduction and purpose

Money Laundering is a global issue that affects all jurisdictions to varying degrees. Failure to prevent Money Laundering allows criminals to benefit from their illicitly gained funds and may have a damaging impact on Pantheon’s reputation.

The purpose of this policy is to ensure that Pantheon complies with all applicable legal and regulatory anti-money laundering (“AML”) and sanctions requirements that we are subject to including those of Hong Kong, the U.S.1, Guernsey, Luxembourg and the UK and other EU-wide AML obligations.

Allegations of money laundering or violations of sanctions regimes are serious matters. All Associates must therefore pay due regard to this Policy.

Background

What is Money Laundering?

Money Laundering is the process by which criminals attempt to conceal the true origin and ownership of the proceeds of their criminal activities. It allows them to maintain control over those assets and provide a legitimate cover for the real source of income.

Though the methods by which property is laundered can be highly complex, the objectives are always very simple. Property is laundered because the illegitimacy of its source needs to be disguised. The laundering process occupies the gap in space and time between the point at which a criminal benefits from crime and the stage at which he benefits from it with impunity, safe in the knowledge that there will be a reduced likelihood that the property can be attributed or linked to signify criminality.

There is no single method of laundering money. When trying to understand the processes involved, the three stage approach provides a useful starting block. These stages are:

•	Placement: The process by which funds from a criminal activity enter the financial system.

•	Layering: The process by which funds are camouflaged and distanced from their original source and point of entry in to the system, e.g. by transfers between accounts, transfers to and from different jurisdictions, or through the use of different instruments and currencies.

•	Integration: Where laundered money re-enters the financial system appearing to be legitimate.

[1]	Specific requirement for Pantheon Securities, LLC, a US limited purpose broker dealer registered with the US Securities and Exchange Commission and the Financial Industry Regulatory Authority are located in Appendix 3.

What is important for Associates is to have good knowledge of their business area as well as their clients. That way any unusual activity can be identified. The three-stage process is helpful from a theoretical perspective; however Pantheon Associates should not become overly pre-occupied with the application of it. The reality is that an Associate would only see a small part of the laundering operation. Of greater importance is a high level of knowledge about our clients and their expectations, coupled with an active mind that can identify the unusual.

Terrorist Property vs Criminal Property

While there can be considerable similarities between the movement of terrorist property and the laundering of criminal property, there are two major differences between terrorist property and criminal property more generally. Firstly, often only small amounts are required to commit an individual act of terrorism, thus increasing the difficulty of tracking the terrorist property. Secondly, terrorists can be funded from legitimately obtained income, including charitable donations, and it is extremely difficult to identify at which stage the legitimate funds become terrorist property.

Guiding principles

Pantheon is committed to taking appropriate measures to mitigate the chances of it being used for purposes of money laundering or the financing of terrorism. To that effect:

•	Pantheon has adopted policies and procedures to identify, assess, monitor and manage money laundering risk (which includes crime, bribery, corruption and terrorism). Pantheon’s policies and procedures are comprehensive and proportionate to the nature, scale and complexity of its activities.

•	Pantheon will take the measures necessary to ‘know its customers’ appropriately, both at the point at which the business relationship is established and on an ongoing basis thereafter. No new client or investor will be accepted by Pantheon until their identity has been satisfactorily verified in accordance with the procedures set forth in this policy.

•	Associates will be given appropriate training to make sure they understand how the law applies to them and to explain their roles and obligations in respect of anti-money laundering. In particular, members of the investment teams are required to observe the requirements set forth in the Anti-Money Laundering Due Diligence Questionnaires with respect to all portfolio investments. These forms are available on the Intranet or on request from the Legal and Compliance Team.

•	The importance of making reports of any suspicious activity is communicated to all relevant staff.

Application of Guiding Principles

In order to fulfil the standards set by the Guiding Principles, Pantheon:

•	conducts appropriate training for its employees in relation to money laundering and undertakes AML training for staff, contractors and consultants;

•	provides information to its governing body on the operation and effectiveness of the firm’s AML systems and controls;

•	documents its risk management policies and risk profile in relation to Money Laundering, including documentation on its application of those policies;

•	differentiates between Client Due Diligence (“CDD”) requirements for high and low risk relationships. We conduct appropriate risk-based CDD checks accordingly, including enhanced due diligence for Politically Exposed Persons (“PEPs”) and other high risk relationships;

•	is in a good position to and does establish and understand the purpose and nature of our relationships with our investors and clients, given the highly relationship-driven nature of private equity investing.

•	seeks to ascertain the source of wealth and funds of its investors and clients and the nature activities and business of the investors. Pantheon does not do business with shell banks and dealings with shell banks are strictly prohibited.

•	has adopted measures to ensure that procedures have been put in place for identification of new customers who may not be able for valid reasons to provide certain documentation otherwise produced by other clients in respect of their identity.

•	typically, regularly meets with most of its investors/clients at their usual place of business and/or at Pantheon or during Pantheon Annual Investor Meetings). Ordinarily, Pantheon conducts business on a face-to-face basis, with investor/client relationships often being established well before investment into a fund is secured.

Most of Pantheon’s investors are based in and maintain banking relationships in jurisdictions that are highly regulated for AML and CFT purposes. Funds for subscriptions to Pantheon Funds, calls and distributions thereunder etc. are usually wired directly from said investor bank accounts to the accounts of the funds administrators..

Pantheon’s Risk Based Approach

Pantheon has adopted the risk based approach to Anti-Money Laundering and Combating the Financing of Terrorism (“CFT”) which has replaced more prescriptive methods of dealing with AML & CFT. It is an approach that is championed by various regulators in the jurisdictions in which Pantheon operates and where Pantheon funds are domiciled (for instance, the FCA Rules on AML and financial crime, and Joint Money Laundering Steering Group Guidance (“JMLSG”), the UK 2007 Money Laundering Regulations (“Regulations”), relevant US, Hong Kong, Guernsey and Luxembourg requirements etc). The risk-based approach is therefore central to Pantheon’s AML and CFT program.

In reality, Pantheon’s risk based approach does not completely disregard prescriptive methods. There will always be a crossover between the two. What this Policy represents is a move from “one size fits all”, to an approach based on the risk a particular client poses.

Therefore, the Policy allows Associates to spend less time focusing upon the former and more time assessing the latter.

It must be noted that the general money laundering and terrorist financing risk attaching to Pantheon’s customers (for AML purposes) and to investee funds and companies in the context of the typical circumstances described below is assessed as being low. However, the risk may increase when dealing with certain types of customers, funds and companies and relevant factors which Pantheon has assessed as being indicators of potentially high risk situations.

Risk Assessment: Pantheon’s Business

Under the Regulations, CDD measures must be determined on a risk-sensitive basis by reference to customer type, type of business relationship, product type and transaction type. Enhanced CDD measures are required in any situation which presents a higher risk of money laundering or terrorist financing, including measures to verify the identity of ultimate beneficial owners of customers and to understand the ownership and control structure of customers which are legal persons, trusts or other legal arrangements. In addition, ongoing monitoring measures and approach must be determined on a risk-sensitive basis by reference to customer type, type of business relationship, product type and transaction type. Similarly, for the majority of our clients and investors that are for instance, public/statutory pension bodies and are based in highly regulated jurisdictions such as in the US, European Union and other low-risk jurisdictions that are not listed on the non-cooperative countries and territories (“NCCT List”) maintained by the Financial Action Task Force (“FATF”) nor in a country subject to sanctions regimes of the EU or the US; such relationships have been assessed by Pantheon as being typically low risk relationships, and are generally subject to identification and verification requirements by Pantheon that reflect this low risk assessment.

a.	Customer/Business Relationship Type

Pantheon customers for the purposes of the Regulations include Pantheon clients (i.e. Pantheon Fund vehicles and segregated clients and investors in Pantheon Funds.

i.	Clients

Pantheon clients include fund vehicles established and operated by Pantheon and a low number of high-value and institutional entities (typically, insurance companies, pension funds of large corporations, local authority and similar public sector pension funds and other investment funds) to whom Pantheon provides discretionary or non-discretionary management or advisory services on a segregated account basis and with whom Pantheon has developed long-term relationships.

ii.	Investors

Investors in Pantheon Funds also, typically, constitute a low number of high value and institutional entities falling into the categories described above, many of whom have developed long-term relationships with Pantheon as investors in Pantheon Funds and are investors in a number of Pantheon Funds. The process for accepting a new investor into a Pantheon fund involves a significant level of due diligence in relation to the investor in order to determine its suitability as an investor, in particular in relation to its financial circumstances and ability to meet calls made by the fund as well as the risks presented by the individual investor relationship. In considering these risks, Pantheon takes into account a number of factors (applicable in most jurisdictions), a list of which is attached as Appendix 1 to this Policy.

Under the Regulations, all investment firms, including Pantheon, are required to verify the identity of new Customers and new money for existing Customers. The record relating to the verification must be retained with the Customer’s file. For each new Customer/Investor, the Confidential Investor Questionnaire (“CIQ”) form must be completed, by checking the appropriate boxes and obtaining the appropriate supporting documents. These forms can be obtained on the Intranet or on request from the Legal and Compliance Team. The Legal and Compliance Team will assess the risk profile of each Customer/Investor in accordance with the factors set out in Appendices 1 and 2. The Legal and Compliance Team will also co-ordinate an ongoing review process of the records which we hold for each customer and may require additional or updated documentation in certain circumstances, on a risk-based approach. Upon reaching a satisfactory view on Customer’s/Investor’s documentation and risk profile, the Legal and Compliance Team will issue a KYC Sign-Off Certificate.

b.	Investee Funds and Companies

Funds in which Pantheon clients invest through Pantheon (in primary and secondary transactions) and companies in which Pantheon clients invest through Pantheon in co-investment transactions (“investee funds and companies”) are not Pantheon customers. However, Pantheon’s policy, from a broader risk and reputational perspective, is to carry out as part of the investment process significant due diligence, to a standard similar to that required by the Regulations in the context of customers, on investee funds and companies, both in the context of primary transactions and secondary transactions. For this purpose, investee funds and companies are subjected to the same risk based assessments as are applied in the context of customers.

In relation to primary transactions, investee funds are typically managed by established and highly regarded private equity management groups with which Pantheon has developed a relationship over time through investment in prior funds. In relation to secondary transactions, investee funds will frequently be managed by private equity management groups with which Pantheon has a relationship through making primary investments.

Similarly, investee companies are subjected to significant due diligence by Pantheon as part of the investment process (including in relation to the company ownership and control structure). When Pantheon invests into a company as part of a co-investment acquisition, the acquisition is often from a private equity management group known to Pantheon.

In the context of a co-investment, Pantheon does not act as lead manager and will typically be investing alongside a lead manager which is a private equity management group well known to Pantheon.

In the context of secondary transactions, vendors are typically institutional vendors such as insurance companies, banks and pension funds (or affiliated entities).

c.	Product/Transaction Type

Private equity investments (in private equity funds or unquoted companies) are typically illiquid investments with no ready market. In relation to Pantheon Funds and funds and companies into which Pantheon invests on behalf of its clients, investors invest for the long term and the timing of any return of capital is unpredictable. Transfers of interests usually require specific approval of the fund manager/GP, or other co-investors, and take place only following a process of due diligence, including in relation to the transferee. Distributions and other payments are generally made to the investor rather than to third parties.

Funds and companies into which Pantheon invests on behalf of its clients (including management and ownership structures) are subject to detail due diligence and investigation. Investments are subject to on-going monitoring by Pantheon, including receipt and review of regular financial and operational information and, frequently, representation of fund advisory boards or committees.

The money laundering and terrorist financing risk attaching to private equity investing is generally regarded, and is assessed by Pantheon, as being low, particularly due to Pantheon’s ‘fund of funds’ business model.

d.	Higher Risk Indicators

In the context of Pantheon’s business, there are certain factors that indicate circumstances in which there is or may be a higher risk of money laundering or terrorist financing. A list of such factors is attached as Appendix 2 to this Policy. Enhanced CDD measures will be required if any of these factors are present in relation to any new customers (that is, new clients or investors in Pantheon Funds or new co-investment bid/acquisition vehicles or a vendor, in the context of a secondary transaction) or in relation to any investee fund or company. Enhanced on-going monitoring of any such customer or investee fund or company will also be required.

It is the primary responsibility of the Client Service Team to identify any such factors in the course of taking on a new client or admitting a new investor to a Pantheon Fund and to report the relevant information to the Compliance Officer. It is the primary responsibility of the Investment Team to identify any such factors in the course of Pantheon making a primary or secondary investment or a co-investment on behalf of any Pantheon Fund or client and to report the relevant information to the Head of Compliance/Chief Compliance Officer.

In all cases where a higher risk indicator is reported to the Head of Compliance/Chief Compliance Officer, the Head of Compliance/Chief Compliance Officer will determine the additional CDD/due diligence and on-going monitoring measures and approach to be taken and adopted.

In addition to the specific factors listed in Appendix 2, the Client Service Team and Investment Team, in taking on a new client or admitting a new investor to an In-House Fund or making a primary or secondary investment or a co-investment, must be alert to any other factors (for instance a client, investor, fund manager or vendor, or a person (e.g. a director or beneficial owners) connected to a client, investor, fund manager or vendor, having been convicted or accused of a criminal offence) which may indicate a higher risk of money laundering or terrorist financing. Any such factors must be brought to the attention of the Head of Compliance/Chief Compliance Officer as soon as possible.

Identification and Verification of Customers

In respect of anti-money laundering arrangements for the Pantheon Guernsey funds, each fund Administrator supplies an Anti-Money Laundering Officer to the general partner / manager of each Guernsey fund. Thus the Administrator and the named Anti- Money Laundering Officer from the fund Administrator are responsible to the Guernsey regulator for conducting all requisite AML checks on investors in the fund. However, in practice this role may be delegated to Pantheon by an arrangement with the administrator under which Pantheon will conduct the requisite AML checks on investors in our capacity as “introducer”. As part of the subscription process, prospective investors are required to deliver requisite KYC documentation. The Head of Compliance is then required to confirm that this documentation is satisfactory before closing the prospective investor into the fund and complete a KYC Sign-off Sheet. From time-to-time, the Guernsey Administrators carry out sample tests of the AML documentation Pantheon hold on file.

In order to facilitate that Pantheon will have sufficient oversight of the process, a member of the Legal and Compliance Team will visit the Administrator on a periodic basis to review the Administrators’ compliance and anti-money laundering controls.

Other sources to obtain verification

Where a client is an institution (e.g. a local authority, a charity, a pension fund, a collective investment scheme) you may refer to relevant industry directories or take up a reference from a specialist consultant, the Registrar of Charities or the Registrar of Pension Schemes.

In addition to the standard AML/KYC and CDD checks described above, Pantheon may undertake AML/CFT screening using the Accelus Global Screening Service in addition to the standard, to which Pantheon subscribes to. The Accelus Global Screening Service is a comprehensive and widely adopted source of structured intelligence on Politically Exposed Persons (PEPs) and heightened risk individuals and organisations. It covers aspects such as Anti-Money Laundering (AML), Know Your Customer (KYC) and Countering the Financing of Terrorism (CFT) legislation that checks for the following:

1. Sanctions2 - This gives details of individuals, companies and vessels with whom national or supranational bodies have decreed firms should not have financial dealings.

2. Law Enforcement – This gives details of persons wanted by Interpol, the Federal Bureau of Investigation and other national law enforcement bodies in connection with various crimes.

[2]	Additional specific questions on sanctions are included in the Investment Anti-Money Laundering Due Diligence Questionnaires.

3. Regulatory Enforcement – The enforcement section gives details of regulatory actions against firms and individuals. Although there may be no reason why an enforcement action should prevent you from dealing with a customer, this knowledge of an individual or company may be useful in assessing whether you wish to deal with them, or in considering a reassessment of their credit rating.

4. Other Bodies – The bodies detailed here relate to export/trade or procurement controls, and to disqualified directors in the UK.

5. High Profile Persons Data – This gives details of high-ranking government officials in over 200 countries.

6. Adverse Media Search - This service provides one of the world’s most comprehensive collections of global news. The archive is collated from more than 12,000 sources taken from the world’s major trade, business, and scholastic journals, local newspapers, regional business publications, national and international business newspapers, industry newsletters, corporate news releases and newswires from all regions of the globe.

Record Keeping

Records of customers and transactions must be retained for a period of seven years (this is to meet the higher standard in any jurisdiction in which Pantheon operates) after the relationship with the customer ends. This should include copies of evidence or information used to verify identity. These should be retained in the customers’ files attached to the verification of identity forms.

Where a report of suspicious activity has been submitted to the law enforcement agencies, or where it is known that a client or transaction is under investigation, the relevant records should not be destroyed without the agreement of the authorities even though the five year limit may have been reached.

Reporting of Suspicious Transactions

Staff should at all times be vigilant and practice caution when entering into transactions. It is good practice for staff to know the client’s business as suspicious transactions are often those that are inconsistent with an investor’s known legitimate business, personal activity or with the business normally associated with that type of investor.

Before entering into any transactions the following factors should be considered:

•	Associates must be fully satisfied as to the identity of all principals and ultimate controllers of any investment/portfolio investment. In particular, members of the investment teams are required to observe the requirements set forth in the Anti-Money Laundering Due Diligence Questionnaires information forms with respect to all portfolio investments. These forms are available on the Intranet or on request from the Legal and Compliance Team.

•	Investment with respect to all portfolio investments.

•	Associates must remain alert to any unusual corporate activity of investee companies/investors and report suspicions to the Money Laundering Reporting Officer or Anti-Money Laundering Officer (defined below).

•	Associates must maintain comprehensive and proper records in respect of all of our activities and those in relation to the due diligence and management of investment opportunities and investors.

•	Appropriate awareness training will be provided to Associates in year 1 and thereafter at least every 24 months.

The task of safeguarding Pantheon from Money Laundering rests with all Associates. Associates who are responsible for the supervision or management of client relationships and have direct dealings with clients play an especially important role in detecting and preventing money laundering. Such Associates are often in the best position to “Know Your Customer”-including the nature of the client, the intended purpose of its transactions and the personal or business background of the individuals associated with the client.

In the UK and Hong Kong, the Head of Compliance has been appointed as the Money Laundering Reporting Officer (“MLRO”) and the MLRO also provides AML oversight for Pantheon-managed Luxembourg Funds. In the US/Americas, the Chief Compliance Officer has been appointed as the Anti-Money Laundering Officer (“AMLO”). Any person who suspects a transaction involves or may involve Money Laundering should inform the MLRO and the AMLO in the first instance. The MLRO and the AMLO will then determine whether the suspicions should be reported to the appropriate governmental agency.). Once individuals have reported their suspicions to the MLRO and the AMLO, they have fully satisfied their statutory requirements. A written record must be maintained of all matters reported to the MLRO and the AMLO, whether or not they were reported to the money laundering reporting agency. These procedures will be circulated periodically to remind Associates of their responsibilities and the importance of complying with the measures outlined.

APPENDIX 1

Investor Relationships – Risk indicators

•	The nature of the relationship (institutional v. retail)

•	If institutional relationship – what is the nature of the activities of the institution – investment or commercial (i.e. trading) enterprise.

•	If a commercial enterprise, what is the nature of the activity (recognizing that certain activities carry a higher exposure to the possibility of bribery and corruption than others.

•	If an investment institution, the type of investing entity (public or private pension plan, insurance co. publicly listed and traded vehicle, foundation, sovereign wealth fund, trust).

•	The source of funds of the investing entity and the ease with which they can be verified.

•	The regulatory status of the investing entity, e.g. registered and/or regulated by an applicable financial services regulator; approved by any applicable charity regulator; approved by any applicable taxation authority; listed on the official list of any recognized stock exchange.

•	The identities of the principals, controllers and ultimate beneficiaries

•	The geographic location of the investing entity (for example a country with known higher levels of bribery or corruption might) and in particular whether the investing entity is located in a country on the non-cooperative countries and territories (NCCT List) maintained by FATF.

•	Similar questions in relation to the principals, controllers and ultimate beneficiaries.

•	The complexity of the organisation structure of the investing entity and the reasons therefor.

•	The results of screening exercise. It is Pantheon’s practice to screen investors, their principals, controllers and ultimate beneficiaries using subscription based screening services to identify, inter alia, information concerning blocked entities, sanctions violations, prohibitions from financial dealing and Politically Exposed Persons and adverse media findings.

•	The extent to which the investor and/or the principals, controllers and ultimate beneficiaries are known to Pantheon, including through physical meetings and the frequency thereof.

•	The extent to which funds are wired to/from the investor of record and the entity with whom the investing entity banks.

•	Any other unusual factors (such as inappropriate requests for secrecy; complex legal structures; bearer shares)

No single indicator of itself would ordinarily lead to a conclusion of a low or high risk rating. Instead, Pantheon’s Head of Compliance and Chief Compliance Officer will take a view on a risk-based approach, taking all factors into consideration. Indeed, a single factor that is indicative of a high risk relationship may be mitigated by a number of low risk indicators. Conversely, number of low risk indicators may not preclude a “high risk” rating where any single factor is sufficiently conclusive to justify a “high risk” rating.

APPENDIX 2

Clients and Investors – Higher Risk indicators

A.	Customers - Segregated clients and Pantheon Fund investors:

•	client or investor, or beneficial owner, is established, registered, resident in or operating from (or, in the case of an individual, is a citizen of) a high risk country - high risk countries are those which are designated by:

•	the Financial Action Task Force (FAFT) as being NCCTs (the list of NCCTs can be found at www.fatf-gafi.org);

•	the Office of Foreign Assets Control (“OFAC”) as Specially Designated Nationals (“SDNs”) and Blocked Persons; or

•	the United Nations as listed in the UN Suppression of Terrorism List.

•	client or investor has complex ownership or control structure - e.g. private or offshore trusts, foundations, companies or other entities - which obscures ultimate beneficial ownership;

•	client or investor (or beneficial owner of client/investor) is a politically exposed person (PEP) (i.e. a person who within the last year has held a prominent public function in (a) a State other than the UK, (b) the EU, or (c) an international body; or a close family member or Associate of such a person);

•	client or investor is involved in an industry where cash transactions are prevalent or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	client or investor is unwilling to provide information in relation to its identity or that of its beneficial owners(s) and/or is unduly concerned in relation to maintenance of secrecy;

•	payments due from or to be made to client or investor are to be made by or to a third party not obviously connected to the client (payments from or to a third party which is a regulated entity acting as the client’s custodian do not fall into this category);

•	client or investor requests investment through unusual or complex structure where the reason for request is unclear.

B.	Investee funds (primary, secondary and co-investment transactions):

•	fund manager/GP is not subject to supervision for compliance with money laundering requirements in a country which has comparable money laundering legislation - countries which have comparable legislation (“equivalent countries”) are listed as FATF members (www.fatf-gafi.org);

•	fund manager/GP is unwilling to provide information in relation to procedures for undertaking due diligence on identity of its investors and/or other money laundering processes and procedures;

•	fund as unusual or complex structure where the reason for the structure is unclear;

•	normal Pantheon due diligence procedures not undertaken or inability to obtain requested due diligence information regarded as material for purposes of investment;

C.	Bid/acquisition vehicles (co-investments) and investee companies (secondary transactions):

•	company is established, registered, resident in or operating from, or a beneficial owner of company is resident in or a citizen of, one or more high risk countries (see reference to high risk countries above);

•	company has complex ownership or control structure - e.g. private or offshore trusts, foundations, companies or other entities - which obscures ultimate beneficial ownership;

•	a beneficial owner of the company is a PEP;

•	company (or, in the case of a co-investment, the ultimate recipient of the financing) is involved in an industry where cash transactions are prevalent or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	normal Pantheon due diligence procedures not undertaken in relation to portfolio company (or, in the case of a co-investment, the ultimate recipient of the financing) or inability to obtain requested due diligence information regarded as material for purposes of investment;

•	in the case of a co-investment, the co-investment structure is unusual or complex and the reason for the structure is unclear, or flow of funds and ultimate recipient of the financing is not clear;

•	in the case of a co-investment, the lead manager is not well known to Pantheon and is unregulated or is regulated in a country which does not have comparable money laundering legislation (see list of comparable countries referred to above).

D. Vendors (in relation to secondary transactions):

•	vendor is established, registered, resident in or operating from, or a beneficial owner of the vendor is resident in or a citizen of, one or more high risk countries(see reference to high risk countries above);

vendor has complex ownership or control structure - e.g. private or offshore trusts, foundations, companies or other entities - which obscures ultimate beneficial ownership; a beneficial owner of the vendor is a PEP;

•	vendor is involved in an industry where cash transactions are prevalent or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	vendor is unwilling to provide information in relation to its identity or that of its beneficial owners(s) and/or is unduly concerned in relation to maintenance of secrecy;

•	payments due to be made to vendor are to be made to a third party not obviously connected to the vendor (payments from or to a third party which is a regulated entity acting as the vendor’s custodian do not fall into this category);

•	vendor requests transaction structure which is unusual or complex where the reason for request is unclear.

APPENDIX 3

Pantheon Securities, LLC – Broker/Dealer Activities

Introduction

General Policy Statement

Pantheon Securities, LLC (“Pantheon Securities”) is committed to combating terrorist financing, money laundering, and other financial crimes (collectively “money laundering”). Federal law and/or the rules of the Financial Industry Regulatory Authority (“FINRA”) require Pantheon Securities to maintain and enforce an AML compliance program. To comply with the law and FINRA rules, and to ensure that Pantheon Securities and its RRs do not engage in or unknowingly assist others to engage in money laundering, the Firm has instituted an AML compliance program (the “AML Program”). The AML Program is applicable to all associated persons of Pantheon Securities.

The task of safeguarding Pantheon Securities from money laundering rests with all Pantheon Securities RRs. Pantheon Securities will neither participate nor assist in money laundering. Any RR found to have assisted in money laundering, either knowingly or by disregarding plainly suspicious activities, may be subject to disciplinary action, including suspension or dismissal. The AML Compliance Officer is responsible for implementing, maintaining and enforcing the AML Policy. RRs who have direct dealings with investors play an especially important role in detecting and preventing money laundering through compliance with Pantheon Securities’ general KYC obligations.

Pursuant to Pantheon Securities’ FINRA membership agreement, Pantheon Securities is only approved for the private placement of securities and the distribution of registered investment company securities on a best efforts basis. Pantheon Securities primarily serves as a placement agent for private investment funds as well as a sub-distributor of registered funds. As a placement agent, Pantheon Securities solicits potential investors in private investment funds through the use of private placement memoranda or other offering documents. Investors subscribe for interests in the funds through a subscription process and contribute capital to the funds from time to time pursuant to capital calls from the general partners of the funds. As sub-distributor of registered funds, Pantheon Securities engages with other financial intermediaries on a wholesale basis in seeking to have the intermediaries offer the registered funds through their investment platforms. Pantheon Securities may also on occasion engage directly with certain high net worth individuals to market the registered funds directly. There is no account opening documentation or contractual relationship between the investors and Pantheon Securities, whether Pantheon Securities acts as private placement agent or sub-distributor of the registered funds. Pantheon Securities does not come into possession of or otherwise control the funds or securities of investors.

Elements of the AML Program

Four central elements make up the Pantheon Securities AML Program:

1.	the implementation of policies, procedures and internal controls reasonably expected to detect and cause the reporting of suspicious activity and to assure compliance with the AML laws, including a customer identification program;

2.	an ongoing AML training program;

3.	an independent audit function to test the program to be conducted by a qualified outside party no less than every two years (on a calendar-year basis); and

4.	designation of an AML Compliance Officer who is responsible for implementing and monitoring the day-to-day operations and internal controls of the AML Program.[3]

This AML Program, and any amendments thereto, must be approved in writing by the AML Compliance Officer of Pantheon Securities. In addition, periodically, the AML Compliance Officer or his designee will conduct AML self-assessments. The purpose of the self-assessments is to consider changes in Pantheon Securities’ products, services and investors that may require updates to the AML Program. The AML self-assessments may consider the following risks, among others:

•	Client Risk. Client risk takes into account the type of investors and issuer clients Pantheon Securities services. The assessment may consider, among other things, the number of foreign or domestic investors or issuer clients, as well as the number of new investors or issuer clients.

•	Geographic Risk. Geographic risk is measured by the investors’ physical locations. The assessment may consider whether or not the geographic distribution of the investor base is changing.

•	Business Risk. Business risk is measured by an assessment of how easy it is for investors and issuer clients to use the services offered by Pantheon Securities to launder money or commit a crime. The assessment may consider the amount of time investors are required to maintain their investments in the funds as well as whether or not Pantheon Securities’ prohibition on customer accounts and acceptance of customer funds changes. If, at some point in the future, Pantheon Securities decides to establish investor “accounts” or accept, collect or hold funds or securities, the AML Program will be amended to include the following, among other, additional policies:

•	Additional Customer Due Diligence when Opening an Account;

•	Bank Secrecy Act Reporting and Recordkeeping Requirements;

•	Monitoring Accounts for Suspicious Activity; and

•	Internal Controls to Detect Any Attempt to Open a Correspondent Account of a Foreign Shell Bank.

[3]	The name and contact information of the designated AML Compliance Officer will be conveyed to FINRA, as required by FINRA Rule 3310(d).

The AML Compliance Officer is vested with full responsibility and authority to make and enforce Pantheon Securities’ policies and procedures relating to money laundering. The AML Compliance Officer will:

•	monitor compliance with this AML Program;

•	help develop communication and training tools for RRs;

•	regularly assist in helping to resolve or address heightened due diligence and “red flag” issues, if any;

•	ensure that AML records are maintained properly;

•	ensure that any required reports (e.g., Suspicious Activity Reports (“SARs”)) are made in compliance with the law;

•	report to Pantheon Securities’ CEO on AML compliance issues as appropriate;

•	respond to any questions regarding this AML Program from RRs;

•	respond to any request for information from a federal law enforcement agency or another financial institution; and

•	provide FINRA through the FINRA Contact System (“FCS”) with contact information for the AML Compliance Officer including:

•	name;

•	title;

•	mailing address;

•	email address;

•	telephone number; and

•	facsimile number.

The AML Compliance Officer or his designee will promptly notify FINRA of any change in this information through FCS and will review, and if necessary update, this information within 17 business days after the end of each calendar year. The annual review of FCS information will be conducted by the AML Compliance Officer or his designee and will be completed with all necessary updates being provided no later than 17 business days following the end of each calendar year. In addition, if there is any change to the information, the AML Compliance Officer or his designee will update the information promptly, but in any event not later than 30 days following the change.

Specific Policies

The following policies have been established to ensure that associated persons of Pantheon Securities know the true identity of their investors and any issuer clients and take the appropriate steps to prevent funds that derive from illegitimate sources from being invested through Pantheon Securities. Associated persons from Pantheon Securities are prohibited from facilitating a transaction if they suspect that Pantheon Securities’ facilities would thereby be misused for illegal money laundering:

•	It is the policy of Pantheon Securities neither to participate nor otherwise to assist in money laundering. Any RR found to have assisted in money laundering, either knowingly or by disregarding plainly suspicious circumstances, will be disciplined or terminated.

•	Money laundering often begins with the placement of illegally obtained cash into legitimate financial channels. To deter and monitor the movement of illegally obtained cash, many jurisdictions have instituted reporting and record-keeping laws that require financial institutions to obtain detailed information about large cash transactions. These laws also prohibit the structuring of cash transactions for the purpose of evading reporting and recordkeeping requirements. The Firm does not accept cash or cash equivalents.

•	If a Pantheon Securities RR suspects money laundering, the RR must bring those concerns to the attention of the AML Compliance Officer. Such reporting will be held in the strictest confidence. Pantheon Securities’ policy is to support an environment in which such reporting is done without fear of retaliation.

•	Pantheon Securities does not currently open or carry accounts of investors or issuer clients, nor does it hold funds or securities for investors or issuer clients. Accordingly,

•	Pantheon Securities will not knowingly establish, maintain, administer or manage a “correspondent account” for an unregulated foreign shell bank (a foreign bank with no physical presence in any country) or a private banking account. Pantheon Securities personnel must notify the AML Compliance Officer upon discovery or suspicion that Pantheon Securities may be maintaining or establishing a “correspondent account” for a foreign shell bank or a private banking account.

•	Pantheon Securities will not issue, remit or transfer currency, checks, other monetary instruments, investment securities or credit of more than $10,000 to a person, account or place outside of the United States.

•	Pantheon Securities will comply with all U.S. economic and trade sanctions administered by OFAC.

•	Pantheon Securities will respond to a summons or subpoena from the Secretary of the Treasury or the Attorney General for records related to a correspondent account within seven days after receipt of a request. Any correspondent relationship with a foreign bank will be terminated not later than ten business days after Pantheon Securities receives notification from the Secretary of the Treasury or the Attorney General.

Customer Identification Program and Know Your Customer Procedures

Introduction

For purposes of the Customer Identification Program (“CIP”) rules, when acting as a placement agent for privately placed securities offered by private investment funds, or when sub-distributing registered fund products, the Firm follows identification and verification procedures for investors in these funds. With respect to issuers of the funds, in light of the contractual relationship established between the issuers and Pantheon Securities, Pantheon Securities applies the identification and verification procedures discussed below to the issuers.

Five central elements make up the Pantheon Securities CIP: (i) the collection of certain minimum customer identification information; (ii) the verification of the customer’s identity; (iii) providing appropriate notice to customers; (iv) appropriate recordkeeping; and (v) comparison of the customer’s name with government-supplied lists of known or suspected terrorists.

Pantheon Securities has developed this CIP after assessing the Firm’s money laundering risks, including the size and location of the Firm, the Firm’s customer base, and the types of accounts maintained by Pantheon Securities.

CIP Requirements

As noted in the policy above and in the Pantheon CIQ, Pantheon Securities takes steps to comply with CIP requirements. However, these customer identification steps should not be applied in an overly mechanical manner. In particular instances, more due diligence may be appropriate. The good judgment of RRs involved in establishing and maintaining relationships is critical to achieving the objective of avoiding dealing with money launderers and other criminals. Any exceptions from these customer identification steps require the approval of the AML Compliance Officer.

Investor and Issuer Information: For investors in and issuers of the private funds and registered funds, as applicable, Pantheon Securities will collect the information set forth below, as applicable.

•	Name;

•	Date of birth (for an individual);

•	Address, which will be a residential or business street address (for an individual), an Army Post Office or Fleet Post Office number, or residential or business street address of next of kin or another contact individual (for an individual who does not have a residential or business/entity street address), or a principal place of business, local office or other physical location (for a person other than an individual); and

•	Identification number, which will be a taxpayer identification number (for U.S. persons) or one or more of the following (for non-U.S. persons): (i) a taxpayer identification number, (ii) passport number and country of issuance, (iii) alien identification card number, or (iv) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or other similar safeguard.

•	In connection with an investor or issuer which is a foreign business or enterprise that does not have an identification number, Pantheon Securities will request alternative government-issued documentation certifying the existence of the business or enterprise.

Verification: Pantheon Securities will seek to verify the identity of each investor and each issuer customer through documentary evidence when reasonably possible, including through documents provided by the investor (e.g., in connection with the execution of a subscription agreement). For an individual investor, these documents may include an unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver’s license or passport. Investor identity will otherwise be verified through non-documentary evidence. For investors that have previously invested in funds managed by Pantheon Securities’ affiliates or related persons, this contact itself may enable Pantheon Securities to form a reasonable belief that it knows the identity of the investor, depending on the information originally obtained from the investor. Other non-documentary methods may include contacting a customer; independently verifying the customer’s identity through the comparison of information provided by the customer with information obtained from a consumer reporting agency, public database, or other source; checking references with other financial institutions; or obtaining a financial statement. The identity of an issuer will be established through normal securities offering due diligence procedures (e.g., by obtaining corporate governance documents, financial statements, or proof of regulatory/public listing). Finally, Pantheon Securities will comply with OFAC rules by screening the names of all investors and issuer clients, as described below.

Lack of Verification: If Pantheon Securities cannot form a reasonable belief that it knows the true identity of the direct customer, it will not establish the relationship. If any investor, potential investor or issuer customer refuses to provide any information requested in connection with a transaction, or appears to have intentionally provided false or misleading information to Pantheon Securities, the AML Compliance Officer must be notified immediately, and, consistent with relevant reporting requirements, will be responsible for determining an appropriate course of action (including whether a SAR-SF should be filed with FinCEN).

In cases where such investors or issuers have a preexisting relationship with Pantheon Securities, Pantheon Securities will, after considering the risks involved, determine whether relationships with such person should be terminated to the extent practicable.

Comparison with Government Lists: When opening an account for a customer, Pantheon Securities must determine whether the customer appears on any U.S. government-provided list of suspected or known terrorists (the U.S. government has not yet provided any such list). This does not substitute for OFAC checks, described in Part X.

Monitoring Clients

Client Services representatives are required to keep their knowledge of their clients up-to-date, in accordance with Pantheon Securities policies in general. In addition, Pantheon Securities will remain alert for “red flags,” such as those described further below, that may indicate money-laundering activities.

Notice to Customers

Pantheon Securities shall provide each customer with notice that Pantheon Securities will seek the required identification information. This notice shall be incorporated into subscription agreements, investor questionnaires and other similar documents required with registered and unregistered investments funds maintained by Pantheon (the “Funds”). This notice shall state (in substance) as follows:

Important Information about Procedures for Establishing a Relationship with Pantheon Securities

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer of the Firm.

What this means for you: When you establish a customer relationship with us, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license, passport, or other identifying documents.

Recordkeeping

Pantheon Securities will document investor and issuer identity verification, including all identifying information provided by an investor or issuer, the methods used and results of verification, and the resolution of any discrepancy in the identifying information. Pantheon Securities will keep the following records, as applicable:

•	A description of any documentary or non-documentary methods used for verification purposes and the results obtained, including (if available) any identification number on the document, the issuing government and place of issuance, and the dates of issuance and expiration. This may include:

•	Copies of references, financial statements, database printouts, and any other materials used in the verification process.

•	The subscription booklet, limited liability company agreement or other documents through which investors subscribe for or acquire interests in the funds. These documents typically include extensive representations and warranties related to AML matters and require delivery of copies of an investor’s Form W-9 (or W-8BEN, W-8 EXP, or W-8IMY for a foreign investor).

•	A copy of the issuer customer’s corporate governance documents, financial statements, proof of regulatory/public listing or other documentation evidencing the issuer’s identity.

•	A description of the resolution of any substantive discrepancies uncovered during the verification process.

•	Each record as required by Rule 17a-3 under the Exchange Act.

We will retain records of all identification information for at least five years after the customer relationship has been closed; we will retain records made about verification of the customer’s identity for at least five years after the record is made.

Comparison with Government Provided Lists of Terrorists and Other Criminals; Compliance with OFAC Sanctions

From time to time, Pantheon Securities may receive notice that a Federal government agency has issued a list of known or suspected terrorists. Pantheon Securities must determine, within a reasonable period of time after an investor or issuer client relationship is established (or earlier, if required by another Federal law or regulation or Federal directive issued in connection with an applicable list), whether an investor or issuer client appears on any such list of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in consultation with the Federal functional regulators. Pantheon Securities will follow all Federal directives issued in connection with such lists.

Pantheon Securities will continue to comply with the OFAC rules prohibiting transactions with certain foreign countries and their nationals.

Monitoring and Reporting Procedures

Suspicious Activity Reporting

Requirement to File: Pantheon Securities is obligated to report any known or suspected violation of federal law or regulation. Specifically, Pantheon Securities must report a transaction conducted by, at, or through Pantheon Securities where Pantheon Securities knows, suspects, or has reason to suspect that:

•	The transaction involves funds derived from illegal activities, or is intended to hide or disguise funds derived from illegal activities, as part of a plan to violate any federal law or regulation or to avoid any transaction reporting requirement under federal law;

•	The transaction is designed, whether through structuring or otherwise, to evade any AML-related regulation;

•	The transaction has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected engage, and after examining the available facts Pantheon Securities knows of no reasonable explanation for the transaction; or

•	The transaction involves the use of Pantheon Securities to facilitate apparently criminal activity.

An attempt to commit any of the above described acts also constitutes suspicious activity requiring the filing of a SAR-SF.

Pantheon Securities will not base the decision on whether to file a SAR-SF solely on whether the activity falls above a set threshold. Pantheon Securities will file a SAR-SF and notify law enforcement of any activity that raises an identifiable suspicion of criminal, terrorist, or corrupt activities. In high-risk situations, the Firm will notify the government immediately and will file a SAR-SF with FinCEN. Securities law violations that are reported to the SEC or FINRA may also be reported promptly to the local U.S. Attorney, as appropriate.

The Firm will not file a SAR-SF to report violations of Federal securities laws or FINRA/NASD rules by its RRs that do not involve money laundering or terrorism, but may report them to the SEC or FINRA.

All SARs will be periodically reported to senior management, with a clear reminder of the need to maintain the confidentiality of the SAR-SF.

Responsibilities of all Pantheon RRs

Recognizing Questionable or Potentially Suspicious Activity: All RRs must be alert for any questionable or potentially suspicious activities, such as the illustrative “red flags” referenced further below.

It is not always possible to recognize money laundering transactions. In the best of cases, you will recognize a money laundering transaction at the time it is requested, and will report the incident before the transaction is completed. However, it is possible that a transaction will be completed and that you will realize its suspicious nature only later or in the context of a number of transactions that take place over time. Such a situation does not automatically make you culpable or considered complicit. It does require, however, that you bring your concerns forward as soon as you realize the suspicious nature of the transaction(s) in question.

Reporting Such Activities to the AML Compliance Officer: RRs who become aware of questionable or potentially suspicious activity should promptly report that activity to the AML Compliance Officer. Accurate, complete, and timely reporting is the best way to protect Pantheon and its employees from criminal liability and other harm related to money laundering.

Responsibilities of the AML Compliance Officer

Filing the SAR-SF: The AML Compliance Officer must review any reports of suspicious activity and should investigate the circumstances and facts to determine whether or not to file a SAR-SF. If the AML Compliance Officer decides not to file a SAR-SF, the reason for the decision must be documented and that documentation should be retained for 5 years. If the AML Compliance Officer decides to file a SAR-SF, the form and filing instructions may be obtained at www.fincen.gov/fin101_formandinstructions.pdf. Pantheon Securities will retain copies of any SAR-SF filed and the original or business record equivalent of any supporting documentation for 5 years from the date of filing the SAR-SF. Pantheon Securities will identify and maintain supporting documentation and may make such information available to FinCEN, any other appropriate law enforcement agencies, or federal or state securities regulators, upon request. The SAR-SF will be maintained by the AML Compliance Officer.

Pantheon Securities will not notify any person involved in the transaction that the transaction has been reported, except as permitted by the BSA regulations. Pantheon Securities understands that anyone who is subpoenaed or required to disclose a SAR-SF or the information contained in the SAR-SF, except where disclosure is requested by FinCEN, the SEC, or another appropriate law enforcement or regulatory agency or an SRO registered with the SEC, will decline to produce the SAR-SF or to provide any information that would disclose that a SAR-SF was prepared or filed. The Firm will notify FinCEN of any such request and its response.

When to File: A SAR-SF must be filed within 30 calendar days after the date of the initial detection of facts constituting the basis of filing the SAR-SF. If no suspect is identified on the date of initial detection, the filing of the SAR-SF may be delayed for an additional 30 days, but in any event the SAR-SF must be filed within 60 days of initial detection.

Exceptions from the Filing Requirements

Lost, missing, counterfeit or stolen securities reported pursuant to Rule 17f-1 under the Securities Exchange Act of 1934 do not also need to be reported on a SAR-SF.

A possible violation of federal securities laws or rule by the Firm or its officers, directors or employees, that is reported to the FINRA, e.g., on a Form U4 or U5.

Record Retention: The AML Compliance Officer will maintain a record of all questionable or suspicious activity raised, what steps were taken, and an indication whether or not a SAR-SF was filed. In the event a decision is made not to file a SAR-SF, the AML Compliance Officer shall document the reason for that decision.

The Firm must retain any SAR-SF it files and any supporting documentation for five years. The supporting documentation is deemed filed with the SAR-SF although it is retained by Pantheon and not actually filed.

Confidentiality: All reports are strictly confidential. RRs may not tell any person outside the Firm that the transaction has been reported and should only discuss SARs (and suspicious activities generally) within the Firm on a need to know basis. Pantheon Securities, however, is required to make SARs available during regulatory examinations.

Examples of Suspicious Activities

The existence of a red flag may (but does not necessarily) trigger a suspicious activity reporting requirement. If a red flag is detected, closer scrutiny may be required.

The hallmarks of suspicious activity are deception, evasion and transactions undertaken for no legitimate purpose. It is not possible to provide a comprehensive list of suspicious transactions and activities. A few specific examples are provided for illustration:

a client frequently changes delivery instructions for no apparent legitimate reason;

a client or a prospective client exhibits an unusual concern regarding the firm’s compliance with government reporting requirements, particularly with respect to its identity and assets, or is reluctant to supply information about its activities, or furnishes unusual or suspect documents;

a client, a prospective client or associated person has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

a client or a prospective client appears to be acting as agent for another, but declines or evades requests for information about the principal;

a client or a prospective client has difficulty describing the nature of the activities in which it purports to be engaged;

a client or a prospective client insists on dealing in cash or cash equivalents (e.g., money orders or traveler’s checks);

a client engages in funds transfers or wire transfers to and from countries that are considered bank secrecy or “tax havens” that have no apparent business purpose or are to or from countries listed as non-cooperative by FATF or FinCEN, or otherwise high risk;

a client delivers funds in and then shortly thereafter requests that the funds be withdrawn, for no apparent legitimate reason;

a client engages in unusual wire transfer activity including:

•	wire transfers to or from locations not typically associated with the client’s business;

•	wire transfers in amounts not typically associated with the client’s business, payment by multiple wire transfers, if such payment is inconsistent with the client’s typical business practices; or

•	collection of funds by multiple wire transfers from different sources, followed by outgoing wire transfers.

Reporting Foreign Financial Accounts: The Firm must file an annual “Foreign Bank Account Report” (“FBAR”) with the Treasury Department if the Firm has a financial interest in, or signatory or other authority over one or more bank, securities or other financial accounts in a foreign country that exceed $10,000 in aggregate value at any time during the calendar year. The reporting form and detailed filing instructions are available at www.fincen.gov/f9022-1.pdf.

Special Measures

The U.S. Treasury Department may require financial institutions, including Pantheon Securities, to comply with a graduated set of five “special measures” if Treasury determines that a foreign jurisdiction, foreign financial institution, a type of transaction or a type of account constitutes a “primary money laundering concern.”

Such “special measures” may require the Firm to, among other things:

•	enhance recordkeeping related to fund transfers, legal capacity and beneficial ownership of accounts;

•	obtain additional information about beneficial owners of accounts;

•	obtain additional information related to certain types of foreign accounts; or

•	prohibit the opening or maintaining of certain types of foreign accounts.

The AML Compliance Officer is required to be aware of any “special measures” that may be implemented by the Treasury Secretary. The AML Compliance Officer, in consultation with other relevant RRs, if applicable, is to construct a plan for responding to the “special measures” and communicate that plan to the RRs who are responsible for implementing it.

Detecting and Closing Correspondent Accounts of Foreign Shell Banks

Pantheon Securities does not maintain or establish correspondent accounts, and it is Pantheon Securities’ policy not to establish, maintain, administer or manage correspondent accounts. If in the future Pantheon Securities establishes correspondent accounts, it will develop internal controls to prevent a foreign shell bank from opening such an account.

Receiving And Responding To Information From The Federal Government

Responsibility for Handling Information Requests

All requests for information from the government relating to money laundering should be directed to the AML Compliance Officer, who has responsibility for handling such requests. If and when requested from FinCEN, the Firm must provide to FinCEN the contact information for the AML Compliance Officer.

Requests for Information from FinCEN

FinCEN may, on behalf of a law enforcement agency, require the Firm to search its records regarding a particular individual, organization, or entity suspected of engaging in terrorism or money laundering to determine whether it has account or transaction information regarding the subject of FinCEN’s inquiry.

On receiving a request from FinCEN, the AML Compliance Officer must initiate a search to determine whether the Firm maintains or has maintained an account for, or has engaged in any transaction with, the subject of the FinCEN request. Specifically, the AML Compliance Officer should search for:

Any current account maintained by the subject of the request;

Any account maintained for the subject of the request during the preceding twelve (12) months; and

Any transaction conducted by or on behalf of the subject of the request, or a transmittal of funds conducted in which the subject of the request was either the transmitter or the recipient, during the preceding six (6) months.

If such an account is identified, the AML Compliance Officer will report the identity of the individual, entity or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction. Such report must be made as soon as possible, but not later than seven days after receiving a written enforcement agency request either by email to patriot@fincen.treas.gov, by calling the Financial Institutions Hotline (1-866-556-3974), or by any other means that FinCEN specifies.

Sharing Information With Other Financial Institutions

Under certain circumstances, Pantheon Securities may share information regarding suspected money laundering activities with other “financial institutions.” Such sharing may occur, however, only if Pantheon Securities files a notice with the U.S. Treasury Department and takes certain other measures.4 Accordingly, information sharing regarding suspected money laundering activities may occur only with the approval of the AML Compliance Officer, who shall ensure that all legal prerequisites have been satisfied.

In deciding to share information with other financial institutions, the AML Compliance Officer will keep in mind that investment advisers, which are not “financial institutions” for purposes of the Bank Secrecy Act and its implementing regulations, do not benefit from the safe harbor provision for information-sharing afforded to financial institutions, even if the investment adviser is an affiliate of a broker-dealer.

[4]	The requirements for informational sharing can be found at 31 C.F.R. § 1010.540.

Notification to the Government by Telephone

Pantheon Securities must check investor and issuer client names, as well as certain other names, against the OFAC lists of SDNs, Blocked Persons, and sanctioned and targeted countries (www.ustreas.gov/ofac) (collectively, “OFAC list”) when conducting due diligence or initiating an investor or issuer client customer relationship. In certain situations, such as suspected terrorist financing or ongoing money laundering schemes, in addition to filing required reports to OFAC and other federal agencies (including filing a SAR-SF with FinCEN), the AML Compliance Officer may call Federal law enforcement, as required under applicable laws and Pantheon Securities’ policies and procedures. Such situations may include the following:

•	an investor or issuer client is listed on the OFAC list;

•	an investor’s legal or beneficial owner, or a beneficiary of an investor, is listed on the OFAC list;

•	an investor or issuer client is directly or indirectly owned 50 percent or more in the aggregate by one or more person(s) or entity(ies) listed on the OFAC list;

•	an investor or issuer client is controlled by a person or entity listed on the OFAC list;

•	an investor or issuer client attempts to use bribery, coercion, undue influence, or other inappropriate means to initiate a relationship or carry out a suspicious activity or unlawful activity or transactions;

•	Pantheon Securities has reason to believe the investor or issuer client is trying to move illicit cash out of the government’s reach, or Pantheon Securities has reason to believe the investor or issuer client is about to use the funds to further an act of terrorism.

The AML Compliance Officer can first call the OFAC Hotline at 1-800-540-6322. Pantheon Securities may contact other federal regulatory or law enforcement agencies, as appropriate or required, including: the FinCEN Financial Institutions Hotline at 1-866-556-3974, the local U.S. Attorney’s office, the local FBI office, the local SEC office, and the SEC SAR Alert Message

Line at 1-202-551-SARS (7277).

Annual Audit Requirement

An internal audit shall be conducted no less than every two years by a qualified outside party to verify the Firm’s adherence to the procedures set forth herein. A written report will be prepared and presented to the AML Compliance Officer and other senior management of Pantheon Securities, as appropriate. The AML Compliance Officer shall ensure that the outside party’s recommendations from the audit process are considered for incorporation into this AML Program as necessary.

Training Requirement

Training of New RRs

All new Pantheon Securities RRs and all new Pantheon Securities legal, compliance, audit, and select operations employees are to receive training related to the Firm’s AML Program within the first twelve months of arrival at Pantheon.

The AML Compliance Officer is responsible for ensuring that this training takes place and for documenting that all appropriate Pantheon RRs have received training upon arrival.

Annual Training of Employees

All Pantheon Securities RRs and all Pantheon Securities legal, compliance, audit, and select operations employees are to receive training at least once every year related to the Firm’s AML Policies and Procedures. Attendance is mandatory.

The managers/SPs of each department within Pantheon Securities are responsible for ensuring that employees subject to their supervision attend. The AML Compliance Officer is responsible for documenting that all appropriate employees have received training annually.

Supervisory Training

On an as-needed basis, the AML Compliance Officer should arrange for AML training for supervisors.

Training; Presentation and Materials

The AML Compliance Officer is responsible for:

•	Obtaining or designing content and preparing training materials for the new employee, annual and supervisory training;

•	Keeping the training materials current; and

•	Updating RRs on relevant AML developments through the issuance of written materials to appropriate RRs.

•	At the training sessions, RRs are to be provided copies of the Firm’s Anti-Money Laundering Policies and Procedures, or appropriate summaries thereof.

Attendance Records

Attendance is to be taken at all new RR and annual training sessions.

Copies of all records for new RR and annual training are to be retained by the AML Compliance Officer.

OFAC Requirements

Through complex sets of regulations, OFAC administers and enforces U.S. economic sanctions against designated countries (e.g., Cuba, Iran, North Korea, Sudan, and Burma); certain individuals, groups, and entities (such as drug traffickers, weapons traffickers, and terrorists); and “specially designated nationals” (who, together with other blocked persons, often are referred to by the acronym “SDNs”).

All U.S. persons - U.S. citizens and permanent residents (wherever located), companies and other entities organized in the United States, foreign branches of U.S. companies and entities, and foreign individuals and entities located in the United States—must comply with OFAC regulations. In addition, these U.S. persons may not facilitate, finance, or approve any transaction by a foreign third-party that would otherwise be prohibited if directly undertaken by a U.S. person.5

OFAC regulations generally prohibit U.S. persons from engaging in most commercial and financial transactions with targeted countries and persons. The regulations also generally impose asset-blocking requirements in many circumstances, meaning that persons with control over the affected assets—including broker/dealers and other financial institutions—must hold those assets strictly in accordance with OFAC regulations. The details of OFAC regulations, however, vary significantly from country to country.

It is the policy of the Firm to comply strictly with regulations issued by OFAC, including as set forth below. The Firm will not do business with any person, entity or jurisdiction subject to OFAC sanctions. OFAC regulations change frequently to reflect new foreign policy considerations and threats of transnational crime, and therefore it is essential for the AML Compliance Officer to consult frequently the current OFAC regulations and to notify the Firm’s RRs and management of changes to the regulations. In doing so, the AML Compliance officer will consult https://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

Pantheon Securities must check investor and issuer client names, as well as certain other names, against the OFAC lists of SDNs, Blocked Persons, and sanctioned and targeted countries (www.ustreas.gov/ofac) (collectively, “OFAC list”) when conducting due diligence or initiating an investor or issuer client customer relationship. Because the OFAC list and listings of economic sanctions and embargoes are updated frequently, the AML Compliance Officer will consult them on a periodic basis and may subscribe to receive any available updates when they occur. The AML Compliance Officer may also access the OFAC list through third-party software programs to ensure speed and accuracy. The AML Compliance Officer will also review existing relationships against the OFAC list and listings of current sanctions and embargoes when they are updated, and the AML Compliance Officer will document the review.

If the AML Compliance Officer determines that an investor or issuer client is on the OFAC list or is engaging in transactions that are prohibited by the economic sanctions and embargoes administered and enforced by OFAC, Pantheon Securities will reject the relationship and/or block the investor or issuer client’s assets to the extent possible and file a blocked assets and/or rejected transaction form with OFAC within 10 days. The AML Compliance Officer may also call the OFAC Hotline at (800) 540-6322 as required under applicable laws.

[5]	Because OFAC views its mandate as fulfilling national security directives, the agency broadly interprets its authority and strictly enforces the sanctions. Violations of OFAC sanctions are subject to severe civil and criminal penalties, as well as administrative actions such as forfeiture of property. In addition, OFAC has recently established procedures for public disclosure of enforcement proceedings, including the release of information about parties that have entered into penalty settlements. Accordingly, OFAC penalties may result in reputational damage.

Pantheon Gifts & Entertainment Policy

Last Updated March 2017

Pantheon has to conduct its business with integrity, to pay due regard to the interests of its clients and to treat them fairly. The purpose of this policy is to ensure that Pantheon does not conduct business under arrangements that might give rise to a conflict with its duty to clients and collects the information necessary to complete required regulatory reports and reporting requested by clients.

General Policy

It is Pantheon’s policy to earn business based on the quality of its products and services and to select and manage its service providers on the same basis. Pantheon does not provide or solicit gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment.

Pantheon is subject to various regulatory and industry standards, policies and rules that need to be considered when giving or receiving gifts and entertainment. Associates must also be aware that many Pantheon clients and prospects – notably, local authorities, government plans and those subject to ERISA – have their own strict policies on the giving and receiving of gifts, entertainment and other contributions. Associates should discuss these policies with the client or prospect and the Legal and Compliance Team before arranging entertainment or providing gifts.

Details of gifts and entertainment activity will, from time to time, be shared with appropriate supervisors and the Pantheon Board to assess the activity and relationships with business contacts. Pantheon “business contacts” are considered persons associated with any client, potential client, vendor, broker, fund manager or other third party that has or has the potential to have a business relationship with Pantheon.

Pantheon’s Legal and Compliance Team is available to assist Associates with any questions concerning Pantheon’s Gifts and Entertainment Policy. Exceptions to this policy will only be permitted with the written approval of the Pantheon’s Legal and Compliance Team.

Gifts

Unless otherwise agreed with the Legal and Compliance Team, you may only give/receive gifts with values of up to $100 / £75 / HK$1000 per recipient per calendar year to/from business contacts.

Associates are not permitted to give gifts or entertain government officials without prior approval from Pantheon’s Head of Compliance or designee.

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You must report (i) all gifts provided to Taft Hartley clients and Union Officials associated with Taft Hartley clients (“Taft Hartley clients”) without any de minimis and (ii) with respect to all other parties, all gifts given or accepted with values in excess of $25 / £25 / HK$250 per person in the C11 system. The value of a gift is the amount paid for the gift or a reasonable estimate thereof regardless of the intrinsic value of the gift. Gifts of cash or its equivalent (including gift certificates or gift cards if they are redeemable in full or in part for cash) are prohibited. These

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rules apply even if you pay for the gift with your own money or do not receive reimbursement for the gift from Pantheon. However, gifts of a purely personal nature (and paid for personally) that are given or received, for example for a wedding or other social event such as an anniversary, birthday or birth of a child and reflecting a personal relationship, and not intended to facilitate any business relationship, are permitted.

Tickets to sporting events or shows, rounds of golf, etc. are considered gifts unless both you and the business contact giving or accepting the tickets, golf, etc. attend the event.

You should tactfully refuse or return a gift with a value of more than $100 / £75 / HK$1000, unless to do so would embarrass the giver or prejudice a business relationship. If a gift with a value of more than $100 / £75 / HK$1000 is accepted for business reasons, you must report it to the Legal and Compliance Team through the C11 system and give the gift itself, to Pantheon via the Legal and Compliance Team for appropriate disposition.

Associates may not solicit gifts from anyone in return for any business, service or confidential information.

Entertainment / Hospitality

Except as set forth below, Associates must report in the C11 system all entertainment / hospitality received from or provided to any third party if Pantheon has or is seeking to develop a business relationship with such third party or such third party is seeking to develop a business relationship with Pantheon, including Pantheon hosted events and events hosted by third parties, e.g. annual investor meetings of portfolio fund managers and hospitality offered by other third party vendors and suppliers. However, entertainment and hospitality of a purely personal nature (and paid for personally) that are provided or received, for example for a wedding or other social event such as an anniversary, birthday or birth of a child and reflecting a personal relationship, and not intended to facilitate any business relationship, are permitted.

There are limited exception for certain business meals as described below.

Entertainment must not be lavish or excessive so as to appear to unduly influence the judgment of the recipient, or otherwise appear improper. There is no specific monetary amount that represents “lavish or excessive entertainment” – this is a judgment call that you must make on a case-by-case basis in advance of the entertainment. Expense reimbursement requests that are considered “lavish or excessive” after the fact may be rejected and/or subject to review and potential sanctions.

In determining whether any entertainment is reasonable and not lavish or excessive, you should consider whether the primary purpose of the entertainment is to spend quality time with the business contact and how will it appear to others outside of the business relationship. If you have any question as to whether a specific event could be considered lavish or excessive, please contact the Compliance team in advance. Entertainment is subject to review by Pantheon Compliance (via the Compliance Monitoring Program) and the results of this review are periodically shared with the Partnership Board. If any entertainment is considered to be lavish or excessive, potential sanctions/disciplinary action may result.

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If you are hosting the entertainment, but are not present for it, the value of the entertainment is considered a gift subject to the requirements outlined above. Likewise, if a business contact hosting the entertainment is not present and you attend the event, the entertainment is considered a gift to you. If the entertainment includes “gifts” (e.g. souvenirs, pro-shop equipment, etc.), those items are subject to the gift reporting requirements described above.

You should tactfully refuse the provision of lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest. Likewise, you should not host lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest.

Exceptionally, Associates are not required to report any reasonable business meal (excluding meals provided to Taft Hartley clients as discussed below), only if both of the below apply:

•	the cost of the meal is below $150/£100/HK$1500 per person; and

•	if the business meal is provided by Pantheon, the cost of the meal is under $1000US/£660/HK$10000 in aggregate[1].

Associates must promptly report via the C11 system all other business meals, as well as all other entertainment / hospitality received from or provided to business contacts. Reasonable estimates may be used when you are the recipient of the entertainment and do not know the exact costs. The Legal and Compliance Team periodically reviews the expenses of all entertainment, including reasonable business meals to ensure they are not lavish or excessive in nature, as noted above.

Pantheon Associates may not accept offers by business contacts to pay for their travel or hotel expenses other than travel and hotel expenses related to attending portfolio fund advisory board meetings, which may be reimbursed by the underlying fund. Such travel and hotel expenses related to attending portfolio fund advisory board meetings are reportable as described below.

For events hosted or sponsored by Pantheon and attended by more than one Associate, e.g. Pantheon’s Annual Investor Meeting, it is expected that the Associate responsible for arranging the event will make a single entry in C11 covering all Associates.

Attendance at Annual Investor Meetings and Advisory Board Meetings of Portfolio Funds / Companies

Subject to certain de minimis exceptions, Pantheon must report information when requested by an ERISA client/investor regarding gifts, meals and entertainment paid by a Portfolio Fund Manager when a Pantheon Associate attends an Annual Meeting or Advisory Board Meeting. To ensure that we have the required information for reporting purposes, Pantheon Associates who must promptly report all (regardless of ERISA status) Annual Meetings or Advisory Board Meetings they attend into the Compliance 11 system if the following if paid by a Portfolio Fund Manager:

•	All gifts higher than the de minimis noted above ($100);

[1]	If there is a guest speaker, band, entertainer, etc. at a dinner of which you are the recipient, e.g., when attending an Advisory Board Meeting, you only need to consider the cost of the dinner itself and not the costs associated with the other entertainment provided.

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•	All reasonable business meals higher than the de minimis noted above ($150);

•	All airfare; and

•	ALL entertainment

In connection with such meetings, Associates also cannot accept any gifts, airfare and entertainment paid by a Portfolio Fund Manager offered solely to them and not to the other attendees of the relevant meeting other than a reasonable business meal.

Gifts & Entertainment Reporting for Taft Hartley Clients and Union Officials associated with Taft Hartley Clients

All gifts, meals and entertainment provided to Taft Hartley clients and Union Officials associated with Taft Hartley clients (“Taft Hartley clients”) are subject to reporting on the C11 system as noted above. Generally, if the aggregated cost of gifts, meals and entertainment, exceeds $250 in a fiscal year, the total amount must be reported on Department of Labor Form LM-10.

The costs associated with “widely attended gatherings” such as AIM or a Symposium are subject to reporting unless certain conditions are met. You must contact the Legal and Compliance Team if you anticipate a Taft Hartley client attending AIM or a Symposium or a similar widely attended gathering to determine if the event is structured in a manner that will or will not require reporting. If the cost of the event will need to be reported, the Legal and Compliance Team will advise of the information that is necessary to collect so that Pantheon can comply with the reporting requirements.

You may refer to a list of Taft Hartley clients maintained in the Gift & Entertainment module of the C11 system. Please consult with the Legal and Compliance Team regarding any questions, including information about de minimis reporting exemptions for widely attended gatherings.

The Legal and Compliance Team will review the information reported and determine if it is necessary to file Form LM-10 for a Taft Hartley client.

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Pantheon Anti-Bribery & Anti-Corruption Policy

Last Updated March 2017

1.	Introduction and purpose

Pantheon is committed to adhering to the highest standards of business conduct, compliance with the law and regulatory requirements and best practice. To that end, Pantheon has adopted this Anti-Bribery and Anti-Corruption Policy (“ABC Policy”) to ensure compliance with anti-bribery laws and to demonstrate its commitment to preventing bribery, and establishing a zero-tolerance approach to bribery in all parts of the organisation’s operation. A breach of anti-bribery laws would cause embarrassment and reputational damage to Pantheon as well as possible financial losses and criminal charges for both the organisation and individuals involved.

This policy shall apply to all Associates. The AMG Group has equivalent policies covering bribery and has committed to provide periodic certifications to Pantheon that it is in compliance with those policies.

2. Pantheon’s Policy on Anti-Bribery & Anti-Corruption

Pantheon prohibits Associates from offering, giving, promising, requesting, or accepting any payment, gift or other contribution of anything of value, to or from any person, either directly or indirectly, for the purpose of obtaining or retaining business for, or from, Pantheon or gaining an advantage in the conduct of any business, except as permitted under this Policy.

3.	The Law on Bribery & Corruption

In recent years there has been increased scrutiny of and enforcement action against incidents of bribery and corruption globally. ABC laws have been strengthened so that in both the US and UK payments to foreign officials do not need to be made “corruptly” to establish liability. An intent to influence an individual for the purpose of obtaining or retaining business is sufficient to establish liability under anti-bribery laws.

In recognition of the concerns about corruption and bribery, Pantheon has chosen to adopt a global policy that conforms to the highest standards in the US and the UK.

US: In the US, the Foreign Corrupt Practices Act of 1977 (“FCPA”) makes it unlawful for a US person (including US companies and citizens) to make a payment or provide anything of value to a foreign (i.e. non-US) official for the purpose of obtaining or retaining business for or with, or directing business to, any person or to gain a business advantage. In 1998, the application of the FCPA was extended to non-US firms and persons when any act in furtherance of an FCPA violation occurs within the jurisdiction of the United States.

UK: English anti-bribery laws were historically a patchwork of conflicting statutes and common laws resulting in uncertain, and often ineffective, enforcement. In 2010, the UK enacted the Bribery Act (the “Bribery Act”). This repeals the old UK corruption laws and brings in one statute covering: (i) the payment and/or receipt of bribes which will induce (or reward) improper performance of a relevant function or activity, (ii) a new discrete offence of making

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or promising any payment, gift or other contribution of anything of value to a foreign (i.e. non-UK) official to influence that official in order to obtain or retain business as well as (iii) the new corporate offence for an organisation of failing to prevent bribery by someone acting on behalf of the organisation.

In many respects, the UK Bribery Act goes considerably further than the FCPA. Accordingly, Pantheon applies the UK standard globally throughout Pantheon. Notable differences are:

Strict liability for failure to prevent bribery. Firms are strictly liable if they fail to prevent an act of bribery by those working for or on its behalf. The offence can be committed without the firm knowing about, or conniving in, the payment of the bribe, whether the incident takes place inside or outside the UK. It also applies to payments made by its representatives and agents, including placement agents (as discussed below). A defence is available for a firm that can demonstrate that it had taken ‘adequate procedures’ to prevent bribery. Guidance to achieve compliance is reflected in the six principles summarised in Appendix 1 to this Policy. Pantheon is committed to following these principles.

No public / private sector distinction. The UK Bribery Act does not distinguish between public and private sector bribery.

No “corrupt” element required for bribery. Unlike the FCPA, the Bribery Act does not require that payments to foreign officials be made “corruptly” to establish liability. An intention to influence the individual for the purpose of obtaining retaining business is sufficient.

No exception for facilitation payments. As discussed below, the Bribery Act does not contain any exemption for facilitation payments.

In both the UK and US, an individual found guilty of an offence under the Bribery Act or FCPA, on conviction is liable to a term of imprisonment and/or a substantial fine. Companies are liable on indictment to an unlimited fine and possibly even to exclusion from bidding for public contracts within the EU. Similar or harsher penalties may exist in other jurisdictions.

4. Circumstances in which bribery may arise

For the awareness of Associates, attention will be drawn to some of the circumstances in which bribery/corruption could arise. This will be discussed with reference to what Associates can do to prevent bribery.

Gifts, Entertainment and Hospitality

Some examples of scenarios which may constitute bribery. Whether a scenario does in fact constitute bribery/corruption would depend on the facts and circumstances.

•	A member of the Client Service Team taking a prospective investor on an all-expenses paid trip to induce an investment in a Pantheon Fund.

•	Investment Team receiving from a GP an all-expenses paid trip to induce Pantheon Funds to make a commitment to XYZ Capital Fund.

•	A member of the Pantheon operations team receiving numerous invitations or even a season ticket to watch live football from an administrator who is pitching for an appointment as administrator to Pantheon Funds.

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The receipt and provision of bona fide hospitality and promotional, or other business expenditure which seeks to improve the Pantheon image, to present our products and services more favourably, or to establish cordial relations with service providers and GPs, is recognised as an established and important part of doing business and is not prohibited by this Policy. It is, however, clear that hospitality and entertainment or other similar business expenditure can be employed as bribes. In order to discourage such activity, Pantheon operates a Political Contributions Policy (“Pay to Play”) and a Gifts & Entertainment Policy. These impose monetary limitations and reporting obligations in respect of political contributions, gifts, entertainment and hospitality given and received. Associates are required to familiarise themselves with and comply with Pantheon’s Pay to Play Policy and Gifts & Entertainment Policy. Political donations, gifts, entertainment and hospitality provided in compliance with these policies would normally be expected to be consistent with this ABC Policy. However, it is important to understand that complying with Pantheon’s Gifts & Entertainment Policy does not of itself provide a “safe harbour” for this ABC Policy. Any gift, entertainment or hospitality, made or received in accordance with Pantheon’s Gifts & Entertainment Policy may nevertheless violate this Policy. It is therefore important to consider whether the activity is acceptable by reference to this Policy.

How to evaluate what is ‘acceptable’:

•	Associates are required to think what the intent of the gift, entertainment or hospitality is; is it just to build a relationship or could it extend to something else?

•	Is the recipient of the gift, entertainment or hospitality in a position to influence a decision and, if so, might he or she perform his function differently than he / she would do in the absence of the gift, entertainment or hospitality?

•	Gifts, entertainment and hospitality should never be so lavish or so frequent as to raise questions of propriety or create any sense of obligation on behalf of the recipient.

•	Are the gifts, entertainment or hospitality timed so as to affect the outcome of a particular event or decision?

•	How might a newspaper report the gifts, entertainment or hospitality and what would the public perception be?

•	Circumstances which are never permissible include examples that involve a ‘quid pro quo’ (offered for something in return).

•	In most cases sponsorship - the contribution of funds to sporting, charitable or cultural events may be acceptable, however sponsorship must be recorded, and care must be taken to ensure that it is not a subterfuge for bribery.

•	Associates are required to consider local requirements. If providing gifts or entertainment to a public official, they must consider whether this is permitted under local law as well as the rules of such public bodies.

Transaction fees

Bribery/Corruption may also arise were Pantheon to receive remuneration from a GP of a portfolio fund in return for Pantheon Funds, having made a commitment in such portfolio fund. To avoid any conflict of interests or the perception of conflicts of interest, Pantheon does not accept transaction fees from GPs nor does it allow for any soft dollar arrangements.

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5.	Use of Third-Party Representatives

Pantheon is liable if a person ‘associated’ with it bribes another person intending to obtain or retain business or a business advantage for Pantheon. A person ‘associated’ with Pantheon is defined at as a person who ‘performs services’ for or on behalf of Pantheon and can be an individual or an incorporated or unincorporated body. This covers third-party relationships such as placement agents, contractors and consultancy firms.

Senior management is responsible for the evaluation of each third-party relationship and determining whether a significant risk is posed. Criteria to be considered include: the location where the third party will operate, any history of bribery/corruption charges and the general compliance and legal history of the third party service provider, and the existence of appropriate policies and procedures covering bribery, gifts and entertainment. Where risk regarding a third-party arrangement has been identified, senior management must exercise enhanced due diligence, and determine whether it is necessary to take additional steps. If available, a request may be made for a copy of any internal audit or other monitoring report and results. Pantheon may also ask such third party for copy of its ABC policies and procedures and request periodic certification as to compliance with such policies and procedures. Should the third party not have an anti-bribery policy, or should Pantheon consider their policy to be insufficient, Pantheon may provide a copy of its own Pantheon Anti-Bribery and Anti-Corruption Policy and require such service provider to certify periodically that it has complied with the requirements set out in the Pantheon Anti-Bribery and Anti-Corruption Policy.

6.	Facilitation Payments

Facilitation payments in many countries take place as part of customary business practice. Facilitation payments involve the payment of money or gifts to junior government officials as an incentive to facilitate or speed up a process, e.g. obtaining licences or permits. Facilitation payments are permitted under the FCPA. However, under the Bribery Act 2010, such payments are not distinguished from bribes, and are therefore illegal under UK law whether they happen in this country or in another jurisdiction. Consistent with the Bribery Act 2010, Pantheon explicitly prohibits facilitation payments. However Pantheon can continue to pay for legally required administrative fees or legitimate fast-track services.

7.	Our steps to prevent Bribery & Corruption

Pantheon already operates a Gifts and Entertainment Policy and a Pay to Play Policy and has also implemented certain additional procedures to assist in the prevention of bribery. This policy and these procedures have been designed in a manner which is considered to be appropriate to the size and the organisation of Pantheon and are therefore considered to be adequate to prevent and eliminate bribery within the organisation. Nevertheless, as discussed below the design of this policy and such arrangements will be kept under review and modified as appropriate from time to time in the context of the development of Pantheon’s size, product range, business model and the jurisdictions in which it operates.

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8.	Oversight and management of incidents of bribery & corruption

Pantheon managers are responsible for monitoring staff activities and expenses to identify possible breaches of this Policy. Any possible or actual breach of this Policy should be reported to a member of the Legal and Compliance Team, unless it is not appropriate (for example where the alleged breach involves a member of the Legal and Compliance Team), in which case the breach should be reported to a member of the Partnership Board. In addition to such reporting, representatives from the Legal and Compliance Team, with assistance from the Finance & Risk Teams shall be tasked with identifying possible instances of bribery during the course of their activities pursuant to the anti-bribery procedures developed by the Legal and Compliance team.

The Legal and Compliance Team will also, if they consider it appropriate to do so in any particular instance, refer to the Pantheon Partnership Board any actual or potential instance of possible bribery. In such circumstances, the Partnership Board has final responsibility to oversee the Pantheon’s response and decide how or whether to refer the matter to law enforcement agencies. Anti-bribery will feature on the Legal and Compliance Team’s quarterly reports to the Partnership Board.

9.	Disciplinary action

Pantheon Associates found in breach of this policy or local laws on bribery will face disciplinary action which could include dismissal for gross misconduct. Associates should be aware that they could also be liable to criminal prosecution if provisions of bribery and corruption laws are breached.

10.	Updating ABC Policy

Pantheon will review this Policy and any further guidance on adequate procedures, on a periodic basis. Associates will be kept informed of any updates.

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Appendix 1

Six Principles for Bribery Prevention

1)	Proportionality: Pantheon’s procedures to prevent bribery by persons associated with it are proportionate to the bribery risks it faces and to the nature, scale and complexity of the commercial organisation’s activities. They are also clear, practical, accessible, effectively implemented and enforced.

2)	Top-level commitment: The top-level management of Pantheon is committed to preventing bribery by persons associated with it. They foster a culture within the organisation in which bribery is never acceptable

3)	Risk Assessment: Pantheon assesses the nature and extent of its exposure to potential external and internal risks of bribery on its behalf by persons associated with it. The assessment is periodic, informed and documented.

4)	Due Diligence: Pantheon applies due diligence procedures, taking a proportionate and risk based approach, in respect of persons who perform or will perform services for or on behalf of Pantheon, in order to mitigate identified bribery risks.

5)	Communication (including training): Pantheon seeks to ensure that its bribery prevention policies and procedures are embedded and understood throughout Pantheon through internal and external communication, including training, that is proportionate to the risks it faces.

6)	Monitoring and review: Pantheon monitors and reviews procedures designed to prevent bribery by persons associated with it and makes improvements where necessary.

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Pantheon Fraud Prevention Policy

Last Updated June 2015

1. Applicability

This policy applies to all Pantheon Associates.

2. Objective

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud.

3. Senior Management Responsibility

It is the responsibility of Senior Management to ensure that individual Associates are aware of their obligations relating to their awareness of potential corrupt or fraudulent activity. Senior Management have overall responsibility for ensuring that Pantheon has established effective anti-bribery and anti-fraud systems and controls that reflect the corruption and fraud risks identified as facing the firm, and that are proportionate to the nature, scale and type of our business.

4. Examples of Fraudulent Activity

Pantheon’s Risk Team and the Finance and Corporate Funds Team have implemented fraud prevention and detection controls to ensure that all Associates meet the highest ethical standards by ensuring that they remain alert to acts of fraud or attempted fraud. The controls are intended to enable effective prevention of and allow early detection and reporting of any fraud or attempted fraud.

Examples of fraudulent activity include but are not limited to:

•	Theft;

•	False accounting;

•	Conspiracy to defraud;

•	Dishonestly making a false representation;

•	Dishonestly failing to disclose to another person information which he is under a legal duty to disclose; and

•	Dishonestly abusing (by action or omission) a position of trust in which one is expected to safeguard or not act against the financial interests of another person, and or acting with the intent to make a gain for yourself, or another, or to cause loss/expose another to risk of loss.

Associates must be aware that some fraud offences may potentially overlap with market abuse offences or other financial crimes under AML-related and anti-bribery and corruption laws, and may attract additional sanctions under these regimes as well.

5. Anti-Fraud Systems and Controls

The Risk Team, working in conjunction with the Finance and Corporate Funds Teams, have primary responsibility for ensuring that Pantheon has adequate checks and balances to mitigate against the likelihood of any of the above matters. These checks and balances are also reviewed annually as part of the audit cycle, as well as part of the Type II SSAE16, ISAE 3402 Internal Controls reports, conducted by KPMG LLP, an independent external audit firm, and the firm’s Risk Team. The results of the audits are shared with the Partnership Board and our Clients/investors. The full details of Pantheon’s systems, controls, checks and balances against fraud are maintained by the Risk, Finance and Corporate Funds Teams.

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6. Procedure for the Reporting of Suspected Cases of Fraud

Pantheon has an obligation to notify the firm’s regulators immediately should Pantheon become aware or have a reason to believe that the following has occurred or may occur:

•	Pantheon becomes aware that an employee may have committed a fraud against one of its customers/clients;

•	Pantheon becomes aware that a person, whether or not employed by the firm, may have committed a fraud against the firm;

•	Pantheon considers that any person, whether or not employed by the firm, is acting with intent to commit a fraud against the firm;

•	Pantheon identifies irregularities in the firm’s accounting or other records, whether or not there is evidence of fraud; or

•	Pantheon suspects that one of its employees may be guilty of serious misconduct concerning their honesty or integrity and which is connected with Pantheon’s regulated activities or ancillary activities.

If an Associate suspects that activities constituting fraud are being undertaken, these suspicions must be reported directly to the Legal and Compliance Team for immediate investigation. All such reports will be treated in the strictest confidence.

Upon receipt of this information, the Head of Compliance / Chief Compliance Officer will escalate as concerns necessary, including with the HR and Risk Departments, and to the Partnership Board. The Partnership Board, in consultation with the Head of Compliance / Chief Compliance Officer and the Risk Committee, will determine what necessary external reporting should be made. The Head of Compliance/Chief Compliance Officer is responsible for making the necessary regulatory notifications should any of these events be identified.

The Legal and Compliance Team will maintain copies of all relevant documentation of the reported issue.

7. Disciplinary Procedures/Penalties for Fraud/Attempted Fraud

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out fraud or attempted fraud will be subject to internal Pantheon disciplinary procedures as set out in the Employee Manual, which forms part of your employment contract with Pantheon as well as possible criminal prosecution. Fraud is a criminal offence. Therefore, any Associate who is found guilty of fraud or attempted fraud may be subject to criminal prosecution, and if convicted, is liable to imprisonment or a fine, or both.

If the employee is an Approved Person or a Licenced Representative, the Associate’s activities would also be notified to Pantheon’s regulators. Regulators may take action against the Associate, including potentially barring the Associate from ever working in the financial services sector again as matters of fraud call to question an Associate’s fitness and propriety.

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Pantheon “Pay to Play” Policy

Last Updated June 2015

Overview and Objective

Pantheon respects the rights of Pantheon Associates to lawfully participate in the political process and make personal contributions to candidates of their choice for U.S. federal, state or local office. When a Pantheon Associate chooses to participate in the political process, he or she must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elective office of a U.S. local, state, or political subdivision thereof (hereafter a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

Under U.S. federal, state and local laws, referred to as “pay to play” laws, political contributions by Pantheon Associates could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. These laws include Investment Advisers Act Rule 206(4)-5 (the “Rule”). Failure to comply with the Rule may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates are considered “Covered Associates” under the Rule.

To ensure compliance with the requirements of the Rule, Pantheon has established this Policy. The Legal and Compliance Team and Human Resources are responsible for administering the Policy.

If Pantheon Associates have any questions about a political contribution that you would like to make, or a political activity you are considering, please contact the Legal and Compliance Team.

Permitted Contributions and Political Activities

Pantheon Associates must enter information into the Compliance11 system and receive approval before they may:

•	Make a contribution to an elected official or candidate for elective office with a Government Entity up to and including an aggregated US$150/candidate/election;

•	Make a contribution to an elected official or candidate for elective office of the federal government;

•	Make a contribution of up to US$150 to a political party, Political Action Committee (“PAC”) or other organization (1) if the contribution is not directed to an elected official or candidate for elective office of a Government Entity and (2) following due diligence to confirm the entity receiving the contribution will not funnel funds to an elected official or candidate of a Government Entity. Requests to contribute to a political party, PAC, or other organization require due diligence and pre-approval of the contribution by the Legal and Compliance Team. The Legal and Compliance Team may refer review of a proposed contribution to the Partnership Board; or

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•	As part of a campaign, volunteer their time on behalf of an elected official or candidate for elective office of a Government Entity during non-business hours, so long as Pantheon Associates do not use the Pantheon’s name (or imply any endorsement by Pantheon) or use Pantheon’s resources (such as corporate facilities, systems, communications equipment and phone lines, office supplies and mailing lists), and so long as Pantheon Associates do not coordinate or solicit any person or Political Action Committee to make any contribution (as described further below).

Prohibited Contributions and Political Activities

No Pantheon Associate may:

•	Make a contribution to an elected official or candidate for elective office of a U.S. Government Entity in excess of the US$150 de minimis limit set forth above without the prior approval of the Legal and Compliance Team;

•	Make a contribution to an elected official or candidate for elective office of the U.S. federal government (including Presidential elections) in excess of US$150 if, at the time of the contribution, the candidate is an elected official of a U.S. Government Entity, without the prior approval of the Legal and Compliance Team;

•	Cause Pantheon to make any contribution to an elected official or candidate for any federal elective office of a U.S. federal entity or U.S. Government Entity;

•	Cause Pantheon to pay a third party (including affiliates) to solicit government entities for business unless the Legal and Compliance Team has provided approval in advance of the activity, for example, either an SEC registered investment adviser or a FINRA registered broker dealer;

•	Coordinate or solicit any person, Political Action Committee or other organization to make any contribution to an elected official or candidate for elective office of a U.S. Government Entity or contribution to a U.S. local or state political party. This includes but is not limited to requesting funds in speeches or written materials;

•	Use Pantheon’s name or resources (as described above) in connection with any service to a campaign or in support of any elected official or candidate for elective office of a U.S. federal entity or U.S. Government Entity; or

•	Engage in any lobbying efforts on behalf of Pantheon, since lobbying is a regulated activity that often requires public filings and/or registration, without prior approval from the Legal and Compliance Team and the Pantheon Partnership Board.

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Political Activities & Indirect Contributions

Overview

Pantheon Associates need to know that the Rule prohibits Pantheon and Pantheon Associates from doing anything indirectly which, if done directly, would result in a violation of the Rule and this Policy.

Certain activities supporting elected officials or candidates of a Government Entity including fundraising may be considered indirect contributions and are prohibited. Therefore, political activities are subject to pre-approval by the Legal and Compliance Team.

Prohibited Activities

Following are examples of activities which are prohibited. Pantheon Associates may not:

•	Speak at a fundraising event for an elected official or candidate for any elected office of a Government Entity;

•	Provide a venue or other support such as refreshments for an event which involves directly or indirectly soliciting contributions for an elected official or candidate of any elected office of a Government Entity;

•	Purchase a ticket for a fundraising dinner for a fee in excess of the value of the dinner if the excess is directed to an elected official or candidate for any elected office of a Government Entity.

Additionally, Pantheon Associates should be aware of contributions that may be viewed as in their control, and therefore may be a violation of this Policy and the Rule, including the following:

•	Solicitation of any person, such as a spouse, family member or friend, to make a contribution;

•	Contributions made by spouses from joint checking account, which may give the appearance of an indirect contribution; and

•	Contributions made to an entity where a Pantheon Associate has the ability to direct the use of the funds, or knows that entity will use the funds to support an elected official or candidate for elective office of a Government Entity.

Prospective Pantheon Associates

The Rule has a “look back” provision on contributions made by newly hired Pantheon Associates. To prevent past contributions by a newly hired Pantheon Associate from impacting Pantheon’s ability to receive compensation from its clients, prospective new Pantheon Associates must provide information regarding past contributions and political activities made two years prior to the prospective hire date.

Contribution history is collected from prospective Pantheon Associates prior to the first date of employment. The Legal and Compliance Team will review the contribution and political activity information to determine if it poses challenges to Pantheon’s ability to conduct business.

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Procedures

Pre-clearance

Prior to making a contribution, information regarding the proposed contribution must be entered into the Compliance11 system by the Pantheon Associate and be approved by the Legal and Compliance Team. Requested exceptions to the policy require special review and approval of the Legal and Compliance Team and referral to the Partnership Board as appropriate.

Prior to engaging in a political activity, the activity must be preapproved by the Legal and Compliance Team. The Pantheon Associate must input information regarding the proposed activity into the Compliance11 system and wait for approval before engaging in the activity. The proposed activity may be referred to the Partnership Board for review.

As necessary, the Legal and Compliance Team will research local and state pay to play laws and Pantheon will bear the costs of external support for such pay to play research in California, New York and Illinois. Pantheon Associates who wish to make contributions or engage in political activities in other states may be required to pay for external support to research local and/or state pay to play laws.

The Legal and Compliance Team reserves the right to prohibit any proposed contribution or political activity that is deemed to raise a risk of violating the Rule, state or local laws or this Policy, or any actual or apparent conflict of interest, or place Pantheon’s business at risk, or for any other reason determined by the Legal and Compliance team.

Periodic Reporting

On a periodic basis, all Pantheon Associates must submit an acknowledgement to the Legal and Compliance Team confirming that they are in compliance with this Policy and acknowledging that the information regarding their contributions and political activities in the Compliance11 system is complete and accurate.

New Government Entity Clients

The Legal and Compliance Team shall review records of contributions in excess of US$150 made within two years of the date of anticipated inception of an account with a Government Entity to determine whether any contributions have been made to an official of the Government Entity. Information regarding contributions greater than US$150 will be shared with the Client Services Team to preclude efforts to contact Government Entity until two years after the contribution.

Confidentiality

Pantheon respects the rights of Pantheon Associates to lawfully contribute to the political process and will keep the information provided under this Policy confidential, subject to the rights of inspection of the Legal and Compliance Team, all regulatory and licensing bodies or as any disclosure may become necessary or advisable in the operation of Pantheon, including disclosures at the request of representatives of clients and potential clients who are Government Entities, pension funds, or their fiduciaries, if requested to do so.

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Compliance with Other Laws

It should not be assumed that pre-clearance or approval under this Policy is confirmation that a Pantheon Associates is complying with any applicable campaign finance, lobbying, or other applicable laws, and each Pantheon Associate is urged to consult such advisors or counsel as appropriate on such laws. With respect to clients and potential clients that are Government Entities, additional state and local rules may apply.

Violations

If any Pantheon Associate becomes aware of a potential violation or violation of this Policy he or she must immediately notify the Legal and Compliance Team. The ability to cure a breach or potential breach is time-sensitive and it is important that the Legal and Compliance Team is notified as soon as possible. In the event a Pantheon Associate makes a contribution in violation of this Policy or the rule, the Pantheon Associate agrees to take all reasonable efforts as requested by Pantheon to prevent the triggering of the Rule’s two-year time out period, including, but not limited to, actively seeking the return of the contribution.

Recordkeeping

Pantheon will maintain the following books and records:

1. The names, titles and business (if other than Pantheon’s address) and residence addresses of all Pantheon Associates.

2. All Government Entities to which Pantheon provides or has provided investment advisory services, or which are or were investors in any fund or other pooled vehicle to which the Pantheon provides or has provided investment advisory services, as applicable, in the past five years.

3. All direct or indirect contributions made by Pantheon or any Pantheon Associates to an official of a Government Entity, or to a political party of a state or political subdivision thereof, or to a political action committee. Records relating to such contributions must be listed in chronological order and indicate:

i.	the name and title of each contributor;

ii.	the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution;

iii.	the amount and date of each contribution; and

iv.	whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

4. The name and business address of each person or entity to which Pantheon provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2).

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Oversight

The Legal and Compliance Team is responsible for the oversight of this Policy. Pantheon Associates are encouraged to contact the Legal and Compliance Team with any questions about this Policy.

Questions Regarding Application of the Policy

Pantheon Associates should consult the Legal and Compliance Team if they have any questions about whether a contribution or activity would be prohibited or restricted by this Policy or the Rule.

For example, please seek guidance from the Legal and Compliance Team if:

•	You or a family member expects to run for state or municipal office;

•	You or a family member expects to serve in an official capacity in a campaign for state or municipal office; or

•	You or a family member are asked to make a non-political (e.g., charitable) contribution by an elected official of a Government Entity.

Definitions

For purposes of this Policy:

“Pantheon” includes Pantheon Ventures Inc., Pantheon Ventures (US) LP, Pantheon Ventures (UK) LLP, and Pantheon Ventures (HK) LLP.

“Contribution” means any contribution, gift, subscription, loan, advance or deposit of money including:

(i) payment of debt incurred in connection with an election;

(ii) transition or inaugural expenses of a successful candidate; or

(iii) anything else of value to the candidate or official, other than volunteered time outside of business hours.

For any non-Pantheon Officer, partner or employee who is determined to be covered by this Policy under the Rule, the Legal and Compliance Team is responsible for establishing appropriate pre-clearance and reporting procedures, unless the non-Pantheon Associate is subject to a Policy administered by her/his employer.

“Family member” means any person, related by blood, marriage, domestic partnership or civil union, who lives in the same household as the Pantheon Associate and includes: any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, and any adoptive relationships living in the same household as the Pantheon Associate.

“Government Entity” means any U.S. city, state or political subdivision of a state, including:

(i) any agency, authority, or instrumentality of the state or political subdivision;

(ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “Code”), or a state general fund;

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(iii) any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by Section 529 of the Code, a retirement plan authorized by Section 403(b) or 457 of the Code, or any similar program or plan; and

(iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Rule” means U.S. Investment Advisers Act Rule 206(4)-5, which prohibits investment advisers and their Covered Associates from making political contributions greater than de minimis limits to an elected official or candidate for elective office of a Government Entity. Political contributions in violation of the Rule will trigger a two-year time-out during which advisers cannot provide advisory services for compensation to the Government Entity that received the contribution.

“olicit” means:

(i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment advisor; and

(ii) with respect to a contribution, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution.

Reference         Advisers Act – Rule 206(4)-5; Rule 204-2

Applicable State Laws

Effective Date         March 14, 2011

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